Filed Pursuant to Rule 424(b)(3)
Registration No. 333-195864 and 333-195864-01

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 7, 2017

PROSPECTUS SUPPLEMENT

(to Prospectus dated May 12, 2014)

Suburban Propane Partners, L.P.

Suburban Energy Finance Corp.

$350,000,000

    % Senior Notes due 2027

We are offering $350,000,000 aggregate principal amount of senior notes due                     , 2027 bearing interest at     % per year. We will pay interest on the notes semi-annually in arrears on              and              of each year, beginning                     , 2017. The notes will mature on                     , 2027.

We may redeem some or all of the notes at any time on or after                     , 2022, at the redemption prices set forth in this prospectus supplement, plus accrued and unpaid interest. Prior to                     , 2020, we may redeem up to 35% of the aggregate principal amount of the notes using the net cash proceeds of certain offerings of our common units at the redemption price set forth in this prospectus supplement, plus accrued and unpaid interest. In addition, prior to                     , 2022, we may redeem the notes at a “make whole” premium plus accrued and unpaid interest. If we undergo certain change of control transactions, we may be required to offer to purchase the notes from holders.

The notes will be our general unsecured senior obligations and will be effectively subordinated to all of our existing and future secured debt to the extent of the value of the assets securing that secured debt and pari passu with all of our existing and future unsecured senior debt. In addition, the notes will be structurally subordinated to all of the liabilities of our subsidiaries so long as such subsidiaries do not guarantee the notes. For a more detailed description of the notes, see “Description of the Notes,” beginning on page S-22.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement.

	Per Note	Total
Initial price to public[1]	%	$
Underwriting discounts and commissions	%	$
Proceeds, before expenses, to us	%	$

1  Plus accrued interest from                     , 2017, if settlement occurs after that date.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes. We expect delivery of the notes will be made to investors in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about                     , 2017.

Joint Book-Running Managers

Wells Fargo Securities		BofA Merrill Lynch

Citizens Capital Markets	Citigroup	J.P. Morgan

Co-Managers

BNP PARIBAS		Capital One Securities

HSBC	TD Securities	BB&T Capital Markets

The date of this prospectus supplement is                     , 2017

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Incorporation of Information filed with the SEC” and “Where You Can Find More Information.”

Unless the context otherwise requires, references in this prospectus supplement to “Suburban,” “the Partnership,” “we,” “us” and “our” refer to Suburban Propane Partners, L.P. and its subsidiaries.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated by reference in this prospectus supplement contains forward-looking statements (“Forward-Looking Statements”) as defined in the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, relating to future business expectations and predictions and financial condition and results of operations of the Partnership. Some of these statements can be identified by the use of forward-looking terminology such as “prospects,” “outlook,” “believes,” “estimates,” “intends,” “may,” “will,” “should,” “anticipates,” “expects” or “plans” or the negative or other variation of these or similar words, or by discussion of trends and conditions, strategies or risks and uncertainties. These Forward-Looking Statements involve certain risks and uncertainties that could cause actual results to differ materially from those discussed or implied in such Forward-Looking Statements (statements contained in or incorporated by reference in this prospectus supplement identifying such risks and uncertainties are referred to as “Cautionary Statements”). The risks and uncertainties and their impact on the Partnership’s results include, but are not limited to, the following risks:

•	The impact of weather conditions on the demand for propane, fuel oil and other refined fuels, natural gas and electricity;

•	Volatility in the unit cost of propane, fuel oil and other refined fuels, natural gas and electricity, the impact of the Partnership’s hedging and risk management activities, and the adverse impact of price increases on volumes sold as a result of customer conservation;

•	The ability of the Partnership to compete with other suppliers of propane, fuel oil and other energy sources;

•	The impact on the price and supply of propane, fuel oil and other refined fuels from the political, military or economic instability of the oil producing nations, global terrorism and other general economic conditions;

•	The ability of the Partnership to acquire sufficient volumes of, and the costs to the Partnership of acquiring, transporting and storing, propane, fuel oil and other refined fuels;

•	The ability of the Partnership to acquire and maintain reliable transportation for its propane, fuel oil and other refined fuels;

•	The ability of the Partnership to retain customers or acquire new customers;

•	The impact of customer conservation, energy efficiency and technology advances on the demand for propane, fuel oil and other refined fuels, natural gas and electricity;

•	The ability of management to continue to control expenses;

•	The impact of changes in applicable statutes and government regulations, or their interpretations, including those relating to the environment and climate change, derivative instruments and other regulatory developments on the Partnership’s business;

•	The impact of changes in tax laws that could adversely affect the tax treatment of the Partnership for income tax purposes;

•	The impact of legal proceedings on the Partnership’s business;

•	The impact of operating hazards that could adversely affect the Partnership’s operating results to the extent not covered by insurance;

•	The Partnership’s ability to make strategic acquisitions and successfully integrate them;

•	The impact of current conditions in the global capital and credit markets, and general economic pressures;

•	The operating, legal and regulatory risks the Partnership may face;

•	The consummation of the Offer (as defined in “Prospectus Supplement Summary—Recent Developments—Debt Tender Offer”) for which the proceeds from this offering are intended to be used; and

•	Other risks referenced from time to time in filings with the Securities and Exchange Commission (“SEC”) and those factors listed in or incorporated by reference into this prospectus supplement under “Risk Factors.”

Some of these Forward-Looking Statements are discussed in more detail in “Risk Factors” beginning on page S-11 of this prospectus supplement and page 5 of the accompanying prospectus. On different occasions, we or our representatives have made or may make Forward-Looking Statements in other filings with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Readers are cautioned not to place undue reliance on Forward-Looking Statements, which reflect management’s view only as of the date made. We undertake no obligation to update any Forward-Looking Statements or Cautionary Statements, except as required by law. All subsequent written and oral Forward-Looking Statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements in this prospectus supplement and in future SEC reports. For a more complete discussion of specific factors which could cause actual results to differ from those in the Forward-Looking Statements or Cautionary Statements, see the “Risk Factors” section of this prospectus supplement and the accompanying prospectus.

Forward-Looking Statements or Cautionary Statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate us. Any investor in Suburban should consider all risks and uncertainties disclosed in our SEC filings, described below under the “Where You Can Find More Information” section of this prospectus supplement, all of which are accessible on the SEC’s website at www.sec.gov. We note that all website addresses given in this prospectus are for information only and are not intended to be an active link or to incorporate any website information into this document.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (“Exchange Act”). You may read and copy all or any portion of this information at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549 after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like Suburban, who file electronically with the SEC. The address of that site is www.sec.gov.

Our Internet website address is www.suburbanpropane.com. This reference to our website is intended to be an inactive textual reference only. Our website and the information contained therein or connected thereto are not incorporated by reference into this prospectus supplement.

Our common units are listed on the New York Stock Exchange, and reports, proxy statements and other information can be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 to register the notes to be sold in connection with this prospectus supplement. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus, which forms a part of the registration statement, do not contain all of the information included in the registration statement. For further information pertaining to us and the securities offered under this prospectus, reference is made to the registration statement and the attached exhibits and schedules. Although required material information has been presented in this prospectus supplement, statements contained in this prospectus supplement as to the contents or provisions of any contract or other document referred to in this prospectus supplement may be summary in nature and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement and each statement is qualified in all respects by this reference, including the exhibits and schedules filed therewith. You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement from the date that we file that document, except for any information that is superseded by subsequent incorporated documents or by information that is contained directly in this prospectus supplement or the accompanying prospectus. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC and that are not delivered with this prospectus supplement. These documents contain important information about us and our financial condition.

•	Annual Report on Form 10-K for the year ended September 24, 2016, as filed on November 23, 2016.

•	Quarterly Report on Form 10-Q for the quarterly period ended December 24, 2016, as filed on February 2, 2017.

•	Current Reports on Form 8-K filed on January 19, 2017 (two reports on that date) and January 20, 2017.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information in those documents that is deemed by the rules of the SEC to be furnished and not filed) between the date of this prospectus supplement and the termination of the offering of securities under this prospectus supplement shall also be deemed to be incorporated herein by reference. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents which are not specifically incorporated by reference into such documents or this prospectus supplement. Please direct your requests to: Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206, Telephone No.: (973) 503-9252, Attention: Investor Relations.

MARKET DATA

We obtained the market and competitive position data used throughout this prospectus supplement and the documents incorporated herein by reference from internal surveys, as well as market research, publicly available information and industry publications as indicated herein. Industry publications, including those referenced herein, generally state that the information presented therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys and market research, while believed to be reliable, have not been independently verified, and neither we nor the underwriters make any representation as to the accuracy of such information.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that may be important to you. You should read carefully the entire prospectus supplement, the accompanying prospectus, the documents incorporated by reference and the other documents to which we refer herein for a more complete understanding of this offering.

SUBURBAN PROPANE PARTNERS, L.P.

Development of Business

Suburban Propane Partners, L.P., a publicly traded Delaware limited partnership, is a nationwide marketer and distributor of a diverse array of products meeting the energy needs of our customers. We specialize in the distribution of propane, fuel oil and refined fuels, as well as the marketing of natural gas and electricity in deregulated markets. In support of our core marketing and distribution operations, we install and service a variety of home comfort equipment, particularly in the areas of heating and ventilation. We believe, based on LP/Gas Magazine dated February 2016, that we are the third largest retail marketer of propane in the United States, measured by retail gallons sold in the calendar year 2015. As of September 24, 2016, we were serving the energy needs of approximately 1.1 million residential, commercial, industrial and agricultural customers through 675 locations in 41 states with operations principally concentrated in the east and west coast regions of the United States, as well as portions of the midwest region of the United States and Alaska. We sold approximately 414.8 million gallons of propane and 30.9 million gallons of fuel oil and refined fuels to retail customers during the year ended September 24, 2016. Together with our predecessor companies, we have been continuously engaged in the retail propane business since 1928.

We conduct our business principally through Suburban Propane, L.P. (the “Operating Partnership”), a Delaware limited partnership, which operates our propane business and assets, and its direct and indirect subsidiaries. Our general partner, and the general partner of the Operating Partnership, is Suburban Energy Services Group LLC (the “General Partner”), a Delaware limited liability company whose sole member is the Chief Executive Officer of the Partnership. Since October 19, 2006, the General Partner has had no economic interest in either the Partnership or the Operating Partnership (which means that the General Partner is not entitled to any cash distributions of either partnership, nor to any cash payment upon the liquidation of either partnership, nor any other economic rights in either partnership) other than as a holder of 784 common units of the Partnership. Additionally, under the Third Amended and Restated Agreement of Limited Partnership of the Partnership, there are no incentive distribution rights for the benefit of the General Partner. The Partnership owns (directly and indirectly) all of the limited partner interests in the Operating Partnership. The publicly traded limited partner interests in the Partnership are evidenced by common units traded on the New York Stock Exchange (“Common Units”). The Common Units represent 100% of the limited partner interests in the Partnership.

On August 1, 2012 (the “Acquisition Date”), we acquired the sole membership interest in Inergy Propane, LLC, including certain of its wholly-owned subsidiaries, and the assets of Inergy Sales and Service, Inc. (the “Inergy Propane Acquisition”). The acquired interests and assets are collectively referred to as “Inergy Propane.” As of the Acquisition Date, Inergy Propane consisted of the former retail propane assets and operations, as well as the assets and operations of the refined fuels business, of Inergy, L.P. (“Inergy”), a publicly traded limited partnership at the time of the acquisition. On the Acquisition Date, Inergy Propane and its remaining wholly-owned subsidiaries which we acquired in the Inergy Propane Acquisition became subsidiaries of the Operating Partnership, and were merged into the Operating Partnership on April 30, 2013. The results of operations of Inergy Propane are included in the Partnership’s results of operations beginning on the Acquisition Date.

Our Strategy

Our business strategy is to deliver increasing value to our unitholders through initiatives, both internal and external, that are geared toward achieving sustainable profitable growth and steady or increased quarterly distributions. The following are key elements of our strategy:

Internal Focus on Driving Operating Efficiencies, Right-Sizing Our Cost Structure and Enhancing Our Customer Mix. We focus internally on improving the efficiency of our existing operations, managing our cost structure and improving our customer mix. Through investments in our technology infrastructure, we continue to seek to improve operating efficiencies and the return on assets employed. We have developed a streamlined operating footprint and management structure to facilitate effective resource planning and decision making. Our internal efforts are particularly focused in the areas of route optimization, forecasting customer usage, inventory control, cash management and customer tracking. We will continue to pursue operational efficiencies while staying focused on providing exceptional service to our customer base. Our systems platform is advanced and scalable and we will seek to leverage that technology for enhanced routing, forecasting and customer relationship management.

Growing Our Customer Base by Improving Customer Retention and Acquiring New Customers. We set clear objectives to focus our employees on seeking new customers and retaining existing customers by providing highly responsive customer service. We believe that customer satisfaction is a critical factor in the growth and success of our operations. “Our Business is Customer Satisfaction” is one of our core operating philosophies. We measure and reward our customer service centers based on a combination of profitability of the individual customer service center and net customer growth. We have made investments in training our people both on techniques to provide exceptional customer service to our existing customer base, as well as advanced sales training focused on growing our customer base.

Selective Acquisitions of Complementary Businesses or Assets. Externally, we seek to extend our presence or diversify our product offerings through selective acquisitions. Our acquisition strategy is to focus on businesses with a relatively steady cash flow that will extend our presence in strategically attractive markets, complement our existing business segments or provide an opportunity to diversify our operations. We are very patient and deliberate in evaluating acquisition candidates.

Selective Disposition of Non-Strategic Assets. We continuously evaluate our existing facilities to identify opportunities to optimize our return on assets by selectively divesting operations in slower growing markets, generating proceeds that can be reinvested in markets that present greater opportunities for growth. Our objective is to maximize the growth and profit potential of all of our assets.

Recent Developments

Debt Tender Offer. On February 7, 2017, we commenced a cash tender offer (the “Offer”) for any and all of the outstanding $346,180,000 aggregate principal amount of our 7.375% Senior Notes due 2021, which were jointly issued by Suburban Propane Partners, L.P. and Suburban Energy Finance Corp. (the “2021 Notes”).

The Offer will expire at 5:00 P.M., New York City time, on February 13, 2017, unless extended (such date and time, as the same may be extended, the “Expiration Time”). Holders who validly tender (and do not validly withdraw) their 2021 Notes on or prior to the Expiration Time will receive $1,041.45 for each $1,000 principal amount of 2021 Notes accepted for purchase. Accrued and unpaid interest, up to, but not including, the payment date, which is expected to be February 14, 2017, will be paid in cash on all validly tendered 2021 Notes accepted by Suburban for purchase in the Offer. 2021 Notes validly tendered may not be withdrawn on or following the Expiration Time except as may be required by law.

The complete terms and conditions of the Offer are set forth in the Offer to Purchase, including the related Notice of Guaranteed Delivery, dated February 7, 2017 (the “Offer to Purchase”) and in the related Letter of

Transmittal, along with any amendments and supplements thereto. The closing of the Offer will be subject to a number of conditions that are set forth in the Offer to Purchase, including the successful completion by Suburban of this offering. Suburban may amend, extend or, subject to certain conditions, terminate the Offer.

This offering is not conditioned on the completion of the Offer but the completion of this offering is a condition to the completion of the Offer. We cannot assure you that the Offer will be consummated in accordance with its terms, or at all. If the Offer is not consummated, or if we purchase less than all of the outstanding 2021 Notes in the Offer, we currently intend to exercise our right under the indenture governing the 2021 Notes to redeem any 2021 Notes that remain outstanding afterwards, although we have no legal obligation to the holders of the 2021 Notes to do so and the selection of any particular redemption date is at our sole discretion. This statement of intent shall not constitute a notice of redemption under the indenture governing the 2021 Notes. Any such notice, if made, will only be made in accordance with the provisions of the indenture governing the 2021 Notes.

In connection with the Offer, Suburban has retained Wells Fargo Securities, LLC as the dealer manager. The Offer, including related fees and expenses and any borrowings we may make under the Revolving Credit Facility (as defined in “Prospectus Supplement Summary—Summary Consolidated Historical Financial Data”) in connection therewith, and the issuance of the notes offered hereby, including related fees and expenses, are sometimes herein referred to as the “Transactions.”

For a discussion of the terms of the 2021 Notes, see “Description of Other Indebtedness” and the notes to the financial statements incorporated by reference in this prospectus supplement.

SUBURBAN ENERGY FINANCE CORP.

Suburban Energy Finance Corp. is one of our wholly-owned subsidiaries. It has nominal assets and does not and will not conduct any operations or have any employees. It was formed in 2003 for the sole purpose of acting as a co-obligor for our debt securities to allow the investment in our debt securities by certain institutional investors that might not otherwise be able to invest in our securities, either because we are a limited partnership, or by reason of the legal investment laws of their states of organization or their charters.

CORPORATE INFORMATION

We are a publicly traded Delaware limited partnership. Our common units are listed on the New York Stock Exchange and traded under the symbol “SPH.” Our principal executive offices are located at 240 Route 10 West, Whippany, New Jersey 07981, and our phone number is (973) 887-5300. Our internet webpage is located at www.suburbanpropane.com; however, the information in, or that can be accessed through, our webpage is not part of this prospectus supplement.

ORGANIZATIONAL STRUCTURE

The following chart provides a simplified overview of our organization structure as of the date of this prospectus supplement. Our General Partner holds 784 of our common units.

The Offering

Issuers	Suburban Propane Partners, L.P. and Suburban Energy Finance Corp.

Suburban Energy Finance Corp. is a wholly-owned direct subsidiary of Suburban Propane Partners, L.P. whose sole purpose is to serve as the co-issuer of the notes and as co-obligor for other debt securities we have previously issued and may issue in the future. Suburban Energy Finance Corp. has only nominal assets and does not conduct any operations. As a result, you should not expect Suburban Energy Finance Corp. to contribute to servicing the interest and principal obligations on the notes.

Notes Offered	$350,000,000 aggregate principal amount of % Senior Notes due 2027.

Interest	% per year. Interest on the Notes is payable semi-annually in arrears on and of each year, commencing , 2017.

Maturity	, 2027.

Guarantees	None.

Ranking	The notes will be our general unsecured senior obligations and rank senior in right of payment to any of our future subordinated indebtedness and equally in right of payment with all of our existing and future unsecured senior indebtedness.

The notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness.

The notes will be structurally subordinated to all of the liabilities of all of our subsidiaries, including all liabilities of the Operating Partnership and its subsidiaries, so long as such subsidiaries do not guarantee the notes. The Operating Partnership and its subsidiaries had an aggregate of approximately $103.4 million of total indebtedness and approximately $356.4 million of trade payables and other liabilities recorded on their balance sheets as of December 24, 2016. See “Description of the Notes—Brief Description of the Notes.”

Optional Redemption	Before , 2020, we may redeem up to 35% of the aggregate principal amount of outstanding notes with the net cash proceeds from certain offerings of our Common Units at a redemption price equal to % of their principal amount, plus accrued and unpaid interest, if any, to the redemption date. On or after , 2022, we may redeem the notes at the prices set forth under “Description of the Notes—Optional Redemption.” In addition, prior to , 2022, we may redeem the notes at a “make whole” premium.

Change of Control	Upon the occurrence of a change of control event followed by a rating decline (a decrease in the rating of the notes by either Moody’s Investors Service or Standard & Poor’s Ratings Group by one or more gradations) within 90 days of the consummation of the change of control, each as defined in “Description of the Notes—Repurchase at the Option of Holders—Change of Control,” we must offer to repurchase the notes at 101% of the principal amount of the notes repurchased, plus accrued and unpaid interest, to the date of repurchase. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control.” We may not have enough funds available at the time of a change of control to make any required debt payment (including repurchases of the notes).

Certain Covenants	The indenture contains certain covenants limiting, among other things, our ability and the ability of our restricted subsidiaries, to:

•	incur additional debt or issue preferred stock;

•	pay dividends or make other distributions on, redeem or repurchase our capital stock;

•	make investments or other restricted payments;

•	enter into transactions with affiliates;

•	sell, transfer or issue shares of capital stock of restricted subsidiaries;

•	create liens on our assets;

•	transfer or sell assets;

•	restrict dividends or other payments to us; and

•	effect a consolidation, liquidation or merger.

All of the covenants are subject to a number of important qualifications and exceptions. Certain covenants will cease to apply to the notes during such time that the notes are rated investment grade by either Moody’s or S&P; provided that no default or event of default has occurred and is continuing. See “Description of the Notes—Certain Covenants.”

No Public Market	The notes are a series of securities for which there is currently no established trading market. Certain of the underwriters have advised us that they presently intend to make a market in the notes. However, you should be aware that they are not obligated to make a market and may discontinue their market-making activities at any time without notice. As a result, a liquid market for the notes may not be available if you try to sell your notes. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

Use of Proceeds	The net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses, to us from the sale of the notes offered hereby will be approximately $344.0 million, which we intend to use, together with a combination of cash on hand and borrowings under the Revolving Credit Facility, to fund the purchase price of the 2021 Notes tendered in the Offer (including estimated premiums, expenses and accrued interest). While we do not expect the net proceeds of this offering to exceed the purchase price for the 2021 Notes tendered in the Offer, to the extent there are any net proceeds remaining after funding the purchase price for those 2021 Notes, we intend to use them for general partnership purposes, which may include redemption of any outstanding 2021 Notes that are not purchased in the Offer. See “Use of Proceeds.”

Original Issue Discount	If the stated principal amount of the notes exceeds their issue price by more than a statutorily defined de minimis amount, the notes will be treated as having been issued with original issue discount (“OID”) for U.S. federal income tax purposes. In such event, a holder subject to U.S. federal income taxation will generally be required to include any OID in gross income (as ordinary income) as it accrues (on a constant yield to maturity basis) in advance of the receipt of cash payment thereof and regardless of such holder’s method of accounting for U.S. federal income tax purposes. For further discussion, see “Certain United States Federal Income Tax Considerations.”

Risk Factors	You should carefully consider the information set forth under “Risk Factors” in this prospectus supplement and the accompanying prospectus, as well as all other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in the Notes.

For additional information regarding the Notes, see “Description of the Notes.”

SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA

The summary consolidated historical financial data presented below as of and for the fiscal years ended September 24, 2016, September 26, 2015 and September 27, 2014 is derived from our audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 24, 2016 and the historical financial data as of and for the three months ended December 24, 2016 and December 26, 2015 is derived from our unaudited financial statements contained in our Quarterly Reports on Form 10-Q for the fiscal quarter ended December 24, 2016 and December 26, 2015. You should read this information in conjunction with our consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended September 24, 2016, as well as our Quarterly Reports on Form 10-Q for the fiscal quarter ended December 24, 2016 and December 26, 2015, each of which is incorporated by reference herein. All amounts in the table below, except per unit data, are in thousands.

	Three Months Ended		Year Ended
	December 24, 2016	December 26, 2015	September 24, 2016	September 26, 2015	September 27, 2014
Statement of Operations Data
Revenues	$317,307	$275,857	$1,046,111	$1,416,979	$1,938,257
Costs and expenses	263,822	244,513	965,474	1,239,221	1,748,131
Gain on sale of business (a)	—	—	9,769	—	—
Operating income	53,485	31,344	90,406	177,758	190,126
Interest expense, net	18,831	18,893	75,086	77,634	83,261
Pension settlement charge (b)	—	—	2,000	2,000	—
Loss on debt extinguishment (c)	—	—	292	15,072	11,589
Provision for income taxes	165	185	588	700	767
Net income	34,489	12,266	14,440	84,352	94,509
Net income per Common Unit—basic (d)	0.57	0.20	0.24	1.39	1.56
Net income per Common Unit—diluted (d)	0.56	0.20	0.24	1.38	1.56
Cash distributions declared per unit	$0.8875	$0.8875	$3.55	$3.54	$3.50

Balance Sheet Data (end of period)
Cash and cash equivalents	$4,562	$56,462	$37,341	$152,338	$92,639
Current assets	186,821	217,912	147,299	273,413	294,865
Total assets (e)	2,294,225	2,453,017	2,282,299	2,485,730	2,609,363
Current liabilities	235,295	213,543	205,054	210,346	222,266
Total debt (e)	1,227,612	1,240,392	1,224,502	1,241,107	1,242,685
Total liabilities (e)	1,601,920	1,591,872	1,574,068	1,587,410	1,587,910
Partners’ capital—Common Unitholders	$736,739	$908,559	$754,063	$947,203	$1,067,358

Statement of Cash Flows Data
Cash provided by (used in)
Operating activities	$22,503	$10,351	$157,108	$324,209	$225,551
Investing activities	(4,730)	(52,505)	(53,905)	(35,972)	(16,532)
Financing activities	$(50,552)	$(53,722)	$(218,200)	$(228,538)	$(223,612)

Other Data
Depreciation and amortization	$31,261	$31,638	$129,616	$133,294	$136,399
EBITDA (f)	84,746	62,982	219,730	295,980	314,936
Adjusted EBITDA (f)	84,287	67,192	223,043	334,039	338,502
Capital expenditures—maintenance and growth (g)	$6,828	$12,952	$38,375	$41,213	$30,052
Retail gallons sold
Propane	118,601	109,764	414,776	480,372	530,743
Fuel oil and refined fuels	9,012	8,565	30,878	41,878	49,071

(a)	On April 22, 2016, we sold certain assets and operations in a non-strategic market of the propane segment for $26.0 million, including $5.0 million of non-compete consideration that will be received over a five-year period, resulting in a gain of $9.8 million.

(b)	We incurred non-cash pension settlement charges of $2.0 million during fiscal 2016 and 2015 to accelerate the recognition of actuarial losses in our defined benefit pension plan as a result of the level of lump sum retirement benefit payments made.

(c)	We recognized a loss on debt extinguishment during the following periods:

•	On March 3, 2016, we entered into a Second Amended and Restated Credit Agreement (the “Amended Credit Agreement”) that provides for a five-year $500 million revolving credit facility (the “Revolving Credit Facility”), of which $103.4 million and $100.0 million was outstanding as of December 24, 2016 and September 24, 2016, respectively. As of December 26, 2015 and the end of fiscal 2015 and 2014, $100.0 million was outstanding under the revolving credit facility of the previous credit agreement, which was rolled into the Revolving Credit Facility of the Amended Credit Agreement. The Amended Credit Agreement amended and restated the previous credit agreement to, among other things, extend the maturity date from January 5, 2017 to March 3, 2021, reduce the borrowing rate, amend certain affirmative and negative covenants and increase the revolving credit facility from $400.0 million to $500.0 million. In connection with the Amended Credit Agreement, we recognized a non-cash charge of $0.3 million to write-off a portion of unamortized debt origination costs of the previous credit agreement.

•	On February 25, 2015, we repurchased and satisfied and discharged all of our 7.375% Senior Notes due March 15, 2020 with net proceeds from the issuance of the 2025 Notes (as defined in “Description of Other Indebtedness”) and cash on hand pursuant to a tender offer and redemption. In connection with this tender offer and redemption, we recognized a loss on the extinguishment of debt of $15.1 million consisting of $11.1 million for the redemption premium and related fees, as well as the write-off of $2.9 million and $1.1 million in unamortized debt origination costs and unamortized discount, respectively.

•	On May 27, 2014, we repurchased and satisfied and discharged all of our 7.5% Senior Notes due October 1, 2018 with net proceeds from the issuance of the 2024 Notes (as defined in “Description of Other Indebtedness”) and cash on hand pursuant to a tender offer and redemption. In connection with this tender offer and redemption, we recognized a loss on the extinguishment of debt of $11.6 million consisting of $31.6 million for the redemption premium and related fees, as well as the write-off of $5.3 million and ($25.3) million in unamortized debt origination costs and unamortized premium, respectively.

For more details on the Amended Credit Agreement, the 2024 Notes, the 2025 Notes and our other indebtedness, see “Description of Other Indebtedness.”

(d)	Computations of basic earnings per Common Unit were performed by dividing net income by the weighted average number of outstanding Common Units, and vested restricted units granted under our 2000 and 2009 Restricted Unit Plans (which we collectively refer to as the “Restricted Unit Plans” or the “RUP”) to retirement-eligible grantees. The final awards under the 2000 Restricted Unit Plan vested during the first quarter of fiscal 2015. Computations of diluted earnings per Common Unit were performed by dividing net income by the weighted average number of outstanding Common Units and unvested restricted units granted under our Restricted Unit Plans.

(e)

As discussed in Note 2 to our unaudited condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the quarterly period ended December 24, 2016, which is incorporated by reference into this prospectus supplement, we adopted Financial Accounting Standards Board Accounting Standards Update (“ASU”) 2015-03 “Simplifying the Presentation of Debt Issuance Costs” effective with the beginning of our first quarter of fiscal 2017. Deferred debt issuance costs associated with long-term debt are now reflected as a direct deduction from the carrying amount of such debt rather than as a deferred charge. Deferred debt issuance costs associated with line-of-credit arrangements remain classified as other assets in our condensed consolidated balance sheet. As of December 24, 2016 and September 24, 2016, the Partnership has reflected $13,200 and $13,670 of such costs as a reduction to long-term debt on the condensed consolidated balance sheets, respectively. The deferred debt issuance costs for December 26, 2015, September 26, 2015 and September 27, 2014 were $15,207, $15,720 and $16,093, respectively, and were not reclassified herein.

(f)	EBITDA represents net income before deducting interest expense, income taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA excluding the unrealized net gain or loss from mark-to-market activity for derivative instruments and other items, as applicable, as provided in the table below. Our management uses EBITDA and Adjusted EBITDA as supplemental measures of operating performance and we are including them because we believe that they provide our investors and industry analysts with additional information to evaluate our operating results. EBITDA and Adjusted EBITDA are not recognized terms under US GAAP and should not be considered as an alternative to net income or net cash provided by operating activities determined in accordance with US GAAP. Because EBITDA and Adjusted EBITDA as determined by us excludes some, but not all, items that affect net income, they may not be comparable to EBITDA and Adjusted EBITDA or similarly titled measures used by other companies.

The following table sets forth our calculations of EBITDA and Adjusted EBITDA (amounts in thousands):

	Three Months Ended		Year Ended
	December 24, 2016	December 26, 2015	September 24, 2016	September 26, 2015	September 27, 2014
Net income	$34,489	$12,266	$14,440	$84,352	$94,509
Add:
Provision for income taxes	165	185	588	700	767
Interest expense, net	18,831	18,893	75,086	77,634	83,261
Depreciation and amortization	31,261	31,638	129,616	133,294	136,399

EBITDA	84,746	62,982	219,730	295,980	314,936
Unrealized (non-cash) (gains) losses on changes in fair value of derivatives	(459)	1,210	1,190	(1,855)	(306)
Gain on sale of business	—	—	(9,769)	—	—
Multi-employer pension plan withdrawal charge	—	—	6,600	11,300	—
Product liability settlement	—	3,000	3,000	—	—
Pension settlement charge	—	—	2,000	2,000	—
Loss on debt extinguishment	—	—	292	15,072	11,589
Integration-related costs	—	—	—	11,542	12,283

Adjusted EBITDA	$84,287	$67,192	$223,043	$334,039	$338,502

(g)	Our capital expenditures fall generally into two categories: (i) maintenance expenditures, which include expenditures for repair and replacement of property, plant and equipment; and (ii) growth capital expenditures which include new propane tanks and other equipment to facilitate expansion of our customer base and operating capacity.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the specific risk factors set forth below, as well as the risk factors included in Item 1A. “Risk Factors” in our annual report on Form 10-K for the fiscal year ended September 24, 2016, together with other information contained in this prospectus supplement and any related free writing prospectus and the information we have incorporated herein by reference, in evaluating an investment in Suburban. If any of these risk factors were actually to occur, our business, financial condition or results of operations could be materially adversely affected.

Risks Inherent in the Ownership of the Notes

We may not be able to generate sufficient cash to service our debt obligations, including our obligations under the notes.

Our ability to make payments on and to refinance our indebtedness, including the notes, will depend on our financial and operating performance, which may fluctuate significantly from quarter to quarter based on, among other things:

•	the amount of propane, natural gas and refined fuels we have available;

•	the price at which we sell our propane, natural gas and refined fuels;

•	the level of our operating costs;

•	the level of our interest expense, which depends on the amount of our indebtedness and the interest payable on it; and

•	the level of our capital expenditures.

We may not be able to generate sufficient cash flow and may not be able to borrow funds in amounts sufficient to enable us to service our indebtedness, or to meet our working capital and capital expenditure requirements. If we are not able to generate sufficient cash flow from operations or to borrow sufficient funds to service our indebtedness, we may be required to sell assets or issue equity, reduce capital expenditures, or refinance all or a portion of our existing indebtedness. We may not be able to refinance our indebtedness, sell assets or issue equity, or borrow more funds on terms acceptable to us, if at all.

We have a substantial amount of indebtedness, which could adversely affect our financial position and prevent us from fulfilling our obligations under the notes.

We currently have, and following this offering will continue to have, a substantial amount of indebtedness. As of December 24, 2016, after giving effect to the Transactions, we would have had total debt of approximately $1,242.4 million, consisting of $1,125.0 million of senior unsecured notes and $117.4 million of borrowings under the Revolving Credit Facility. In addition, we have available borrowing capacity under the Revolving Credit Facility and may incur additional indebtedness. We may also incur significant additional indebtedness in the future. Our substantial indebtedness may:

•	make it difficult for us to satisfy our financial obligations, including making scheduled principal and interest payments on the notes and our other indebtedness;

•	limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions or other general business purposes;

•	limit our ability to use our cash flow or obtain additional financing for future working capital, capital expenditures, acquisitions or other general business purposes;

•	require us to use a substantial portion of our cash flow from operations to make debt service payments;

•	limit our flexibility to plan for, or react to, changes in our business and industry;

•	place us at a competitive disadvantage compared to our less leveraged competitors; and

•	increase our vulnerability to the impact of adverse economic and industry conditions.

Despite our current level of indebtedness, we may still be able to incur substantially more indebtedness. This could exacerbate the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the Revolving Credit Facility, and the indenture governing the notes offered hereby, limit, but do not prohibit, us or our subsidiaries from incurring additional indebtedness. If we incur any additional indebtedness that ranks equally with the notes, the holders of that indebtedness will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, bankruptcy, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you. If new indebtedness is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

The notes offered hereby will be unsecured and effectively subordinated to our existing and future secured indebtedness and structurally subordinated to all of the liabilities of our subsidiaries.

The notes offered hereby will be general unsecured obligations ranking effectively junior in right of payment to all of our existing and future secured indebtedness, including indebtedness under the Revolving Credit Facility. Additionally, the indenture governing the notes will permit us to incur additional secured indebtedness in the future. In the event that we are declared bankrupt or file for bankruptcy, become insolvent or are liquidated or reorganized, any indebtedness that is effectively senior to the notes will be entitled to be paid in full from our assets securing such indebtedness before any payment may be made with respect to the notes. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. You may therefore not be fully repaid if we are declared bankrupt or file for bankruptcy, become insolvent or are liquidated or reorganized. As of December 24, 2016, after giving effect to the issuance of the notes offered hereby and the contemplated use of proceeds, the notes would have been effectively subordinated to $117.4 million of senior secured indebtedness and $43.3 million of issued standby letters of credit under the Revolving Credit Facility.

In addition, the notes will be structurally subordinated to all of the liabilities of our subsidiaries, which may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations, so long as such subsidiaries do not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets of the subsidiaries are made available for distribution to us. As of December 24, 2016, our subsidiaries had $459.8 million of indebtedness and other liabilities recorded on their balance sheets (including trade payables but excluding intercompany items and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries).

On the issue date, our subsidiaries will not guarantee the notes offered hereby. We depend entirely on the cash flow from our subsidiaries to meet our obligations, and your claims will be subordinated to all of the creditors of these subsidiaries.

Our subsidiaries will not guarantee the notes. Our subsidiaries are separate and distinct legal entities with no obligation to pay any amounts due pursuant to the notes or to provide us with funds for our payment obligations. Substantially all of our operations are conducted through our subsidiaries and we derive substantially all our revenues from our subsidiaries, and substantially all of our operating assets are owned by our subsidiaries. As a result, our cash flow and our ability to service our indebtedness, including the notes, depends in large part on the earnings of our subsidiaries and on the distribution of earnings, loans or other payments to us by these subsidiaries. Payments to us by our subsidiaries also will be contingent upon their earnings and their business considerations. In addition, the ability of our subsidiaries to make any dividend, distribution, loan or other payment to us could be subject to statutory or contractual restrictions. Because we depend in large part on the cash flow of our subsidiaries to meet our obligations, these types of restrictions may impair our ability to make scheduled interest and principal payments on the notes. Our subsidiaries held 100% of our consolidated assets as of December 24, 2016 and account for 100% of our revenues.

Your ability to transfer the notes offered hereby will be limited by the absence of an active trading market.

The notes are a series of securities for which there is currently no established trading market. Certain of the underwriters have advised us that they intend to make a market in the notes as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. Therefore, an active market for the notes may not develop or, if developed, may not continue. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

We do not intend to apply for listing or quotation of the notes on any securities exchange or stock market. The liquidity of any market for the notes will depend on a number of factors, including:

•	the number of holders of notes;

•	our operating performance and financial condition;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the notes; and

•	prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of these securities. We cannot assure you that the market for the notes will be free from similar disruptions. Any such disruptions could have an adverse effect on holders of the notes.

Upon a change of control, we may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes, which would violate the terms of the notes.

Upon the occurrence of a change of control followed by a rating decline (a decrease in the rating of the notes by either Moody’s Investors Service or Standard & Poor’s Ratings Group by one or more gradations) within 90 days of the consummation of the change of control, each as defined in “Description of the Notes—Repurchase at the Option of Holders—Change of Control,” holders of the notes will have the right to require us to purchase all or any part of the notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase. We may not have sufficient financial resources available to satisfy all obligations under the notes in the event of a change in control. Further, we are contractually restricted under the terms of the Revolving Credit Facility from repurchasing all of the notes tendered upon a change of control. Accordingly, we may be unable to satisfy our obligations to purchase the notes unless we are able to refinance or obtain waivers under the Revolving Credit Facility. Our failure to purchase the notes as required under the indenture would result in a default under the indenture and a cross-default under the Revolving Credit Facility, each of which could have material adverse consequences for us and the holders of the notes. In addition, the Revolving Credit Facility provides that a change of control is a default that permits lenders to accelerate the maturity of borrowings under it. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control.”

The notes may be issued with original issue discount for U.S. federal income tax purposes.

If the stated principal amount of the notes exceeds their issue price by more than a statutorily defined de minimis amount, the notes will be treated as having been issued with OID for U.S. federal income tax purposes.

In such event, a holder subject to U.S. federal income taxation will generally be required to include any OID in gross income (as ordinary income) as it accrues (on a constant yield to maturity basis) in advance of the receipt of cash payment thereof and regardless of such holder’s method of accounting for U.S. federal income tax purposes. For further discussion, see “Certain United States Federal Income Tax Considerations.”

If the notes are issued with OID and if a bankruptcy petition were filed by or against us, holders of notes may receive a lesser amount for their claim than they would have been entitled to receive under the indenture governing the notes.

If a bankruptcy petition were filed by or against us under the U.S. Bankruptcy Code after the issuance of the notes, the claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the sum of:

•	the original issue price for the notes; and

•	that portion of the original issue discount that does not constitute “unmatured interest” for purposes of the U.S. Bankruptcy Code.

Any original issue discount that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the notes under these circumstances may receive a lesser amount than they would be entitled to under the terms of the indenture governing the notes, even if sufficient funds are available.

Federal or state statutes may allow courts, under specific circumstances, to void the notes and require noteholders to return any payments received.

The issuance of the notes may be subject to review under state and federal laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including circumstances in which bankruptcy is not involved, were commenced at a future date by or on behalf of unpaid creditors. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer and fraudulent conveyance laws, a court may void or otherwise decline to enforce the notes or a court may subordinate the notes to our other existing and future indebtedness.

While the relevant laws may vary among jurisdictions, a court might void or otherwise decline to enforce the notes if it found that when we issued the notes, or, in some jurisdictions, when payments became due under the notes, we received less than reasonably equivalent value or fair consideration and one of the following was also true at the time thereof:

•	we were insolvent or rendered insolvent by reason of such issuance of the notes;

•	we were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital;

•	we intended to incur, or believed or reasonably should have believed that we would incur, debts beyond our ability to pay such debts as they mature; or

•	we were a defendant in an action for money damages, or had a judgment for money damages docketed against us if, in either case, after final judgment, the judgment is unsatisfied.

A court might also void the notes without regard to the above factors, if such court found that we issued the notes with the actual intent to hinder, delay or defraud our creditors. A court could also find that we did not receive reasonably equivalent value or fair consideration if we did not substantially benefit directly or indirectly from the issuance of the notes. As a general matter, value is given for a transfer if, in exchange for the transfer, property is transferred or an antecedent debt is satisfied. A debtor generally may not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

The measures of insolvency applied by courts will vary depending upon the particular fraudulent transfer law applied or jurisdiction in any proceeding to determine whether a fraudulent transfer or conveyance has occurred.

In the event of a finding that a fraudulent conveyance or transfer has occurred, a court may void, or hold unenforceable, the notes, which could mean that you may not receive any payments on the notes and the court may direct you to repay any amounts that you have already received from us for the benefit of our other creditors. Furthermore, the holders of voided notes would cease to have any direct claim against us. Consequently, our assets would be applied first to satisfy our other liabilities before any portion of our assets could be applied to the payment of the notes. Sufficient funds to repay the notes may not be available from other sources. Moreover, the voidance of the notes could result in an event of default with respect to our other debt that could result in acceleration of such debt (if not otherwise accelerated due to insolvency or other proceedings).

If the notes are rated investment grade at any time by either Standard & Poor’s or Moody’s, most of the restrictive covenants contained in the indenture governing the notes will be suspended.

If, at any time, the credit rating on the notes, as determined by either Standard & Poor’s or Moody’s, equals or exceeds BBB- and Baa3, respectively, or any equivalent replacement ratings, we will not be subject to most of the restrictive covenants and certain events of default contained in the indenture governing the notes. As a result, you may have less credit protection than you will at the time the notes are issued. In the event that both of the ratings later are below investment grade, we will thereafter again be subject to such restrictive covenants and events of default. See “Description of the Notes—Certain Covenants—Changes in Covenants When Notes Rated Investment Grade.”

Covenants in our debt agreements restrict our business in many ways.

The Revolving Credit Facility contains, and the indenture governing the notes offered hereby will contain, various covenants that limit our ability and/or our restricted subsidiaries’ ability to, among other things:

•	incur or assume liens or additional debt or provide guarantees in respect of obligations of other persons;

•	issue redeemable stock and preferred stock;

•	pay dividends or distributions or redeem or repurchase capital stock;

•	prepay, redeem or repurchase debt;

•	make loans and investments;

•	enter into agreements that restrict distributions from our subsidiaries;

•	sell assets and capital stock of our subsidiaries;

•	enter into certain transactions with affiliates; and

•	consolidate or merge with or into, or sell substantially all of our assets to, another person.

In addition, the Revolving Credit Facility contains restrictive covenants and requires us to maintain specified financial ratios and limits our ability to make capital expenditures. Our ability to meet those financial ratios can be affected by events beyond our control, and we may be unable to meet those tests. A breach of any of these covenants could result in a default under the Revolving Credit Facility, the notes and/or our existing notes. Upon the occurrence of an event of default under the Revolving Credit Facility, the lenders could elect to declare all amounts outstanding under the Revolving Credit Facility to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. We have pledged a significant portion of our assets as collateral under the Revolving Credit Facility. If the lenders under the Revolving Credit Facility accelerate the repayment of borrowings, we may not have sufficient assets to repay the Revolving Credit Facility and our other indebtedness, including the notes. See “Description of Other Indebtedness—The Revolving Credit Facility.” Our borrowings under the Revolving Credit Facility are, and are expected to continue to be, at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease.

Our tax treatment depends on our status as a partnership for U.S. federal income tax purposes. The Internal Revenue Service (“IRS”) could treat us as a corporation, which would substantially reduce the cash available to make payments under the notes.

We believe that, under current law, we will be classified as a partnership for U.S. federal income tax purposes. We have not requested, and do not plan to request, a ruling from the IRS on this or any other tax matter affecting us. The IRS may adopt positions that differ from the positions we take. In addition, current law may change so as to cause us to be treated as a corporation for U.S. federal income tax purposes or otherwise subject us to entity—level U.S. federal income taxation. Members of Congress have proposed substantive changes to the current U.S. federal income tax laws that would affect certain publicly traded partnerships and legislation that would eliminate partnership tax treatment for certain publicly traded partnerships. Although no legislation is currently pending that would affect our tax treatment as a partnership, we are unable to predict whether any such changes or other proposals will ultimately be enacted. Any modification to the U.S. tax laws and interpretations thereof may or may not be applied retroactively. If we were treated as a corporation for U.S. federal income tax purposes, we would be required to pay tax on our income at corporate tax rates (currently a maximum U.S. federal rate of 35%) and likely would be required to pay state income tax at varying rates. Because a tax would be imposed upon us as a corporation, our tax liabilities would increase which would negatively impact our ability to make payments on the notes. In addition, because of widespread state budget deficits and other reasons, several states are evaluating ways to subject partnerships to entity—level taxation through the imposition of state income, franchise and other forms of taxation. Any such changes could negatively impact our ability to make payments on the notes.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commission and estimated offering expenses, will be approximately $344.0 million. We intend to finance the Offer with the net proceeds from this offering, together with a combination of cash on hand and borrowings under the Revolving Credit Facility.

Assuming that $346.2 million aggregate principal amount of the 2021 Notes are tendered, we estimate that we will use the net proceeds of this offering, together with approximately $17.5 million from a combination of cash on hand and borrowings under the Revolving Credit Facility, to fund the purchase price of the 2021 Notes tendered in the Offer (including estimated premiums, expenses and accrued interest). While we do not expect the net proceeds of this offering to exceed the purchase price for the 2021 Notes tendered in the Offer, to the extent there are any net proceeds remaining after funding the purchase price for those 2021 Notes, we intend to use them for general partnership purposes, which may include redemption of any outstanding 2021 Notes that are not purchased in the Offer. As of December 24, 2016, a principal amount of $346.2 million of 2021 Notes were outstanding, which mature on August 1, 2021.

If the Offer is not consummated, or if we purchase less than all of the outstanding 2021 Notes in the Offer, we currently intend to exercise our right under the indenture governing the 2021 Notes to redeem any 2021 Notes that remain outstanding afterwards, although we have no legal obligation to the holders of the 2021 Notes to do so and the selection of any particular redemption date is at our sole discretion. This statement of intent shall not constitute a notice of redemption under the indenture governing the 2021 Notes. Any such notice, if made, will only be made in accordance with the provisions of the indenture governing the 2021 Notes.

The underwriters or their respective affiliates may hold 2021 Notes and, as a result, may receive a portion of the net proceeds from this offering to the extent such 2021 Notes are purchased in the Offer or redeemed. See “Underwriting.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 24, 2016:

•	on a consolidated historical basis; and

•	as adjusted to reflect the Transactions. See “Use of Proceeds.”

You should read our financial statements and notes that are incorporated by reference into this prospectus supplement for additional information regarding us.

	Actual	As Adjusted for the Transactions (1)
	(In Thousands)
Cash and cash equivalents	$4,562	$1,000

Debt, including current maturities:
Revolving Credit Facility(2)	103,400	117,400
7.375% Senior Notes due 2021	346,180	—
5.50% Senior Notes due 2024	525,000	525,000
5.75% Senior Notes due 2025	250,000	250,000
Senior Notes due 2027 offered hereby(3)	—	350,000

Total debt	1,224,580	1,242,400
Partners’ capital:
Common unitholders	736,739	736,023

Total capitalization	$1,961,319	$1,978,423

(1)	Assumes that $346.2 million of the 2021 Notes are tendered and purchased in the Offer at an aggregate purchase price of approximately $361.3 million, including fees and expenses related to the Offer and accrued interest. The actual amounts of 2021 Notes tendered and purchased may be less. If the Offer is not consummated, or if we purchase less than all of the outstanding 2021 Notes in the Offer, we currently intend to exercise our right under the indenture governing the 2021 Notes to redeem any 2021 Notes that remain outstanding afterwards, although we have no legal obligation to the holders of the 2021 Notes to do so and the selection of any particular redemption date is at our sole discretion. This statement of intent shall not constitute a notice of redemption under the indenture governing the 2021 Notes. Any such notice, if made, will only be made in accordance with the provisions of the indenture governing the 2021 Notes.
(2)	As of December 24, 2016, we had drawn $103.4 million and had issued standby letters of credit in the aggregate amount of $43.3 million under the Revolving Credit Facility. We intend to borrow an additional $14.0 million under the Revolving Credit Facility to pay for a portion of the consideration due to holders of the 2021 Notes that are tendered in the Offer.
(3)	Assumes the notes are issued at par.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for each of the periods indicated:

	Three Months Ended December 24, 2016	Year Ended
		September 24, 2016	September 26, 2015	September 27, 2014	September 28, 2013	September 29, 2012
Ratio of earnings to fixed charges(1)	2.74	1.19	2.03	2.08	1.79	1.05

(1)	For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of the discount on certain of the Partnership’s long-term borrowings, amortization of capitalized debt origination costs, and the estimated interest portion of operating leases (10% of rent expense represents a reasonable approximation of the interest factor).

DESCRIPTION OF OTHER INDEBTEDNESS

The Revolving Credit Facility

The Amended Credit Agreement, which was entered into on March 3, 2016, provides for a five-year $500.0 million Revolving Credit Facility, of which $103.4 million was outstanding as of December 24, 2016. We intend to borrow an additional $14.0 million to pay a portion of the consideration due to holders of 2021 Notes that are tendered in the Offer. Borrowings under the Revolving Credit Facility may be used for general corporate purposes, including working capital, capital expenditures and acquisitions. Our Operating Partnership has the right to prepay any borrowings under the Revolving Credit Facility, in whole or in part, without penalty at any time prior to maturity.

We have standby letters of credit issued under the Revolving Credit Facility primarily in support of retention levels under our self-insurance programs, which expire periodically through January 28, 2018. As of December 24, 2016, after giving effect to the issuance of the notes offered hereby and the contemplated use of proceeds, the notes would have been effectively subordinated to $117.4 million of senior secured indebtedness and $43.3 million of issued standby letters of credit under the Revolving Credit Facility.

Borrowings under the Revolving Credit Facility of the Amended Credit Agreement bear interest at prevailing interest rates based upon, at the Operating Partnership’s option, LIBOR plus the applicable margin or the base rate, defined as the higher of the Federal Funds Rate plus  1⁄2 of 1%, the agent bank’s “prime rate,” or LIBOR plus 1%, plus in each case the applicable margin. The applicable margin is dependent upon the Partnership’s ratio of total debt to EBITDA on a consolidated basis, as defined in the Revolving Credit Facility. As of December 24, 2016, the interest rate for the Revolving Credit Facility was approximately 3.3%. The interest rate and the applicable margin will be reset at the end of each calendar quarter.

The Amended Credit Agreement contains certain customary restrictive and affirmative covenants applicable to the Operating Partnership and the Partnership, as well as certain financial covenants, including (a) requiring the Partnership’s consolidated interest coverage ratio, as defined in the Amended Credit Agreement, to be not less than 2.5 to 1.0 as of the end of any fiscal quarter, (b) prohibiting the total consolidated leverage ratio, as defined in the Amended Credit Agreement, of the Partnership from being greater than 5.5 to 1.0 as of the end of any fiscal quarter and (c) prohibiting the senior secured unconsolidated leverage ratio, as defined in the Amended Credit Agreement, of the Operating Partnership from being greater than 3.0 to 1.0 as of the end of any fiscal quarter.

The 2021 Notes

On August 1, 2012, Suburban Propane Partners, L.P. and Suburban Energy Finance Corp. issued $503.4 million in aggregate principal amount of unregistered 7.375% Senior Notes due August 1, 2021 (the “Old Notes”) in a private placement in connection with the Inergy Propane Acquisition.

On December 19, 2012, Suburban Propane Partners, L.P. and Suburban Energy Finance Corp. completed an offer to exchange the Old Notes for an equal principal amount of the 2021 Notes, which were registered under the Securities Act of 1933, as amended. The terms of the 2021 Notes are identical in all material respects (including principal amount, interest rate, maturity and redemption rights) to the terms of the Old Notes for which they were exchanged, except that the 2021 Notes generally are not subject to transfer restrictions. The 2021 Notes require semi-annual interest payments in February and August.

On August 2, 2013, Suburban Propane Partners, L.P. and Suburban Energy Finance Corp. redeemed $133.4 million of our 2021 Notes using net proceeds from our May 2013 public offering of Common Units and net proceeds from the underwriters’ exercise of their over-allotment option to purchase additional Common Units. In addition, on August 6, 2013, we repurchased $23.9 million of our 2021 Notes in a private transaction using cash on hand.

On February 7, 2017, Suburban Propane Partners, L.P. and Suburban Energy Finance Corp. commenced the Offer, a cash tender offer for any and all of the 2021 Notes. We cannot assure you that the Offer will be consummated in accordance with its terms, or at all. If the Offer is not consummated, or if we purchase less than all of the outstanding 2021 Notes in the Offer, we currently intend to exercise our right under the indenture governing the 2021 Notes to redeem any 2021 Notes that remain outstanding afterwards, although we have no legal obligation to the holders of the 2021 Notes to do so and the selection of any particular redemption date is at our sole discretion. This statement of intent shall not constitute a notice of redemption under the indenture governing the 2021 Notes. Any such notice, if made, will only be made in accordance with the provisions of the indenture governing the 2021 Notes. See “Prospectus Supplement Summary—Recent Developments.”

The 2024 Notes

On May 27, 2014, Suburban Propane Partners, L.P. and Suburban Energy Finance Corp. completed a public offering of $525.0 million in aggregate principal amount of 5.50% Senior Notes due June 1, 2024 (the “2024 Notes”). The 2024 Notes require semi-annual interest payments in June and December.

The 2025 Notes

On February 25, 2015, Suburban Propane Partners, L.P. and Suburban Energy Finance Corp. completed a public offering of $250.0 million in aggregate principal amount of 5.750% Senior Notes due March 1, 2025 (the “2025 Notes”). The 2025 Notes require semi-annual interest payments in March and September.

Other Material Terms

Our obligations under the 2021 Notes, 2024 Notes and 2025 Notes (collectively, the “Senior Notes”) are unsecured and rank senior in right of payment to any future subordinated indebtedness and equally in right of payment with any future senior indebtedness. The Senior Notes are structurally subordinated to all of the liabilities of the Operating Partnership and our other subsidiaries, which means they rank effectively behind those liabilities, so long as the Operating Partnership and our other subsidiaries do not guarantee the Senior Notes. We are permitted to redeem some or all of the Senior Notes at redemption prices and times as specified in the indentures governing the Senior Notes. The Senior Notes each have a change of control provision that would require us to offer to repurchase the Senior Notes at 101% of the principal amount repurchased, if a change of control, as defined in the applicable indenture, occurs and is followed by a rating decline (a decrease in the rating of the notes by either Moody’s Investors Service or Standard and Poor’s Rating Group by one or more gradations) within 90 days of the consummation of the change of control.

The Amended Credit Agreement and the Senior Notes contain various restrictive and affirmative covenants applicable to the Operating Partnership and the Partnership, respectively, including (i) restrictions on the incurrence of additional indebtedness, and (ii) restrictions on certain liens, investments, guarantees, loans, advances, payments, mergers, consolidations, distributions, sales of assets and other transactions. Under the Amended Credit Agreement and the indentures governing the Senior Notes, the Operating Partnership and the Partnership are generally permitted to make cash distributions equal to available cash, as defined therein, as of the end of the immediately preceding quarter, if no event of default exists or would exist upon making such distributions, and with respect to the indentures governing the Senior Notes, the Partnership’s consolidated fixed charge coverage ratio, as defined, is greater than 1.75 to 1. We and our Operating Partnership were in compliance with all covenants and terms of the Senior Notes and the Amended Credit Agreement as of December 24, 2016.

DESCRIPTION OF THE NOTES

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the term “Suburban Propane,” “we,” “us” and “our” refers only to Suburban Propane Partners, L.P. and not to any of its subsidiaries or its general partner. The term “Finance Corp.” refers only to Suburban Energy Finance Corp., a wholly-owned subsidiary of Suburban Propane. The term “Issuers” means Suburban Propane and Finance Corp., collectively, and does not include any other subsidiary of Suburban Propane.

The Issuers will issue the notes under a base indenture, dated as of May 27, 2014 among the Issuers and The Bank of New York Mellon, as trustee (the “trustee”), as supplemented by a supplemental indenture to be entered into among the Issuers and the trustee, the terms of which, to the extent provided therein, shall supersede the terms of the base indenture (collectively, the “indenture”). The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. Copies of the indenture are available as set forth below under “—Additional Information.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Finance Corp.

Finance Corp. is a wholly-owned direct subsidiary of Suburban Propane that was incorporated in Delaware for the purpose of serving as a co-issuer of notes in order to facilitate the offering and to serve as co-obligor for other debt securities we have previously issued and may issue in the future. Finance Corp. has only nominal assets and does not conduct any operations. As a result, holders of the notes should not expect Finance Corp. to participate in servicing the interest and principal obligations on the notes.

Brief Description of the Notes

The notes:

•	are general joint and several obligations of the Issuers;

•	are pari passu in right of payment to all existing and future unsecured senior Indebtedness of the Issuers;

•	are senior in right of payment to any future subordinated Indebtedness of the Issuers;

•	are effectively subordinated to any secured Indebtedness of the Issuers to the extent of the value of the assets securing such Indebtedness; and

•	are structurally subordinated to, which means they rank effectively behind, all liabilities of the Operating Partnership and its subsidiaries so long as the Operating Partnership and its subsidiaries do not guarantee the notes.

Neither Suburban Propane nor Finance Corp. has any significant operations. Our operations are conducted through the Operating Partnership and its subsidiaries and, therefore, Suburban Propane depends on the cash flow of the Operating Partnership to meet its obligations, including its obligations under the notes. Neither the Operating Partnership nor any of the other subsidiaries of Suburban Propane have guaranteed the notes. As a result, the notes are effectively subordinated in right of payment to all liabilities and commitments (including trade payables and lease obligations) of the Operating Partnership and its subsidiaries. Any right of Suburban Propane to receive assets of any of its subsidiaries upon the subsidiary’s liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that Suburban Propane is itself recognized as a creditor of the subsidiary, in which case the claims of Suburban Propane would still be subordinate in right of payment to any security in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by Suburban Propane. Moreover, the Operating Partnership is party to a number of agreements that restrict its ability to make distributions to Suburban Propane. As a result, we may not be able to cause the Operating Partnership to distribute sufficient funds to enable us to meet our obligations under the notes. See “Risk Factors—On the issue date, our subsidiaries will not guarantee the notes offered hereby. We depend entirely on the cash flow from our subsidiaries to meet our obligations, and your claims will be subordinated to all of the creditors of these subsidiaries.”

As of December 24, 2016, the Operating Partnership and its subsidiaries had approximately $103.4 million of Indebtedness and $356.4 million of trade payables and other liabilities outstanding. See “Risk Factors—The notes offered hereby will be unsecured and effectively subordinated to our existing and future secured indebtedness and structurally subordinated to all of the liabilities of our subsidiaries.” In addition, Finance Corp. has nominal assets and no direct or indirect interest in the Operating Partnership or any of its subsidiaries, and therefore does not have any means independent of Suburban Propane to generate or realize cash flow to meet its obligations.

As of the date of the indenture, all of our subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we are permitted to designate certain of our subsidiaries, other than Finance Corp. and the Operating Partnership, as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to the restrictive covenants in the indenture.

Principal, Maturity and Interest

The Issuers will issue the notes in the aggregate principal amount of $350.0 million. The Issuers may issue additional notes from time to time. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The Issuers will issue notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will mature on                 , 2027.

Interest on the notes will accrue at the rate of     % per annum and will be payable semi-annually in arrears on                  and                 .

Interest on overdue principal and interest will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. The Issuers will make each interest payment to the holders of record on the immediately preceding                  and                 .

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder of notes has given wire transfer instructions to Suburban Propane, the Issuers will pay all principal, interest and premium, if any, on that holder’s notes in accordance with those instructions, provided that payment on notes held in the form of global certificates will be made by wire transfer to DTC. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. Suburban Propane may change the paying agent or registrar without prior notice to the holders of the notes, and Suburban Propane or any of its subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any note selected for redemption. Also, the Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Optional Redemption

The Issuers may redeem the notes, in whole or in part, at any time prior to                 , 2022, upon not less than 30 nor more than 60 days’ notice (which notice, for the avoidance of doubt, may be provided prior to the first optional redemption date set forth below), at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after                 , 2022, the Issuers may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice (which notice, for the avoidance of doubt, may be provided prior to the first optional redemption date set forth below), at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on                 of the years indicated below (subject to the rights of noteholders on the relevant record date to receive interest on the relevant interest payment date):

Year	Percentage
2022		%
2023		%
2024		%
2025 and thereafter	100.000%

At any time prior to                 , 2020, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of     % of the principal amount, plus accrued and unpaid interest, if any, to the applicable redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1)	at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by Suburban Propane and its Subsidiaries or by the general partner of Suburban Propane) remains outstanding immediately after the occurrence of such redemption; and

(2)	the redemption occurs within 180 days of the date of the closing of such Equity Offering.

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Any redemption or notice described above may, at Suburban Propane’s discretion, be subject to one or more conditions precedent.

Mandatory Redemption

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuers will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased, to the date of purchase, subject to the rights of noteholders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuers will send a notice to each holder describing the transaction or transactions that constitute the Change of Control and offer to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, pursuant to the procedures required by the indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuers.

The paying agent will promptly mail or send by wire transfer to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Suburban Propane and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Suburban Propane and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

In the event that holders of not less than 90% of the aggregate principal amount of the notes then outstanding accept a Change of Control Offer and the Issuers (or the third party making the Change of Control Offer in lieu of the Issuers) purchases all of the notes held by such holders, the Issuers will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the notes that remain outstanding, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Asset Sales

Suburban Propane will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	Suburban Propane (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	at least 75% of the consideration received in the Asset Sale by Suburban Propane or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

(a)	any liabilities, as shown on Suburban Propane’s most recent consolidated balance sheet, of Suburban Propane or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Suburban Propane or such Restricted Subsidiary from further liability;

(b)	any securities, notes or other obligations received by Suburban Propane or any such Restricted Subsidiary from such transferee that are converted within 180 days after the date of consummation of such Asset Sale by Suburban Propane or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

(c)	any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant; and

(d)	any Designated Non-Cash Consideration received by Suburban Propane or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (d) that is at such time outstanding, not to exceed an amount equal to the greater of (x) $50.0 million and (y) 5.0% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

The 75% limitation in clause (2) above will not apply to any Asset Sale in which the cash portion of the consideration received is equal to or greater than the after-tax proceeds would have been had the Asset Sale complied with the 75% limitation.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Suburban Propane (or the applicable Restricted Subsidiary, as the case may be) may apply those Net Proceeds:

(1)	to repay Indebtedness of Suburban Propane under a Credit Facility or to repay any Indebtedness of any Restricted Subsidiary of Suburban Propane;

(2)	to acquire, or commit to acquire within 90 days thereof, all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Suburban Propane;

(3)	to make a capital expenditure; and/or

(4)	to acquire, or commit to acquire within 90 days thereof, other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

provided that, with respect to any portion of Net Proceeds relating to clauses (2), (3) and (4) above, the 360-day period provided above shall be extended by an additional 180 days if by not later than the 360th day after receipt of such Net Proceeds, the Issuers or a Restricted Subsidiary, as applicable, have entered into a binding commitment with a Person other than an Affiliate of the Issuers to make an investment of the type referred to in any of such clause in the amount of such Net Proceeds.

Pending the final application of any Net Proceeds, Suburban Propane or any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuers will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and the Issuers’ will select such other pari passu Indebtedness to be purchased on a pro rata basis, provided, that notes held in the form of global certificates will be selected in accordance with the procedures of DTC. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

The Issuers do not have any other material Indebtedness that imposes restrictions on their ability to repurchase notes. However, the Operating Partnership is the borrower under the Credit Agreement which contains prohibitions of certain events, including events that would constitute a Change of Control or an Asset

Sale. The Credit Agreement may require the Operating Partnership to offer to repay all outstanding Indebtedness thereunder before any distribution may be made to the Issuers so that they may satisfy their obligations with respect to the notes. Moreover, the same agreements restrict the ability of the Operating Partnership to make distributions to Suburban Propane generally. As a result, we may not be able to cause the Operating Partnership to distribute sufficient funds to enable us to meet our obligations under the notes. See “Risk Factors—On the issue date, our subsidiaries will not guarantee the notes offered hereby. We depend entirely on the cash flow from our subsidiaries to meet our obligations, and your claims will be subordinated to all of the creditors of these subsidiaries.” The exercise by the holders of notes of their right to require the Issuers to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under the Credit Agreement, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Issuers and the Operating Partnership. In the event a Change of Control or Asset Sale occurs at a time when the Issuers are unable to purchase notes due to restrictions on the Operating Partnership, the Issuers and the Operating Partnership could seek the consent of the lenders under the Operating Partnership’s Indebtedness to allow the purchase of notes, or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain a consent or repay those borrowings, the Issuers will remain unable to purchase notes. In that case, the Issuers’ failure to purchase tendered notes would constitute an Event of Default under the indenture. Finally, the Issuers’ ability to pay cash to the holders of notes upon a repurchase may be limited by the Issuers’ then existing financial resources. See “Risk Factors—Upon a change of control, we may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes, which would violate the terms of the notes.”

Selection and Notice

If less than all of the notes are to be redeemed at any time, notes will be selected for redemption as follows:

(1)	if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2)	if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate, provided, that notes held in the form of global certificates will be selected in accordance with the procedures of DTC.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be delivered by electronic means in accordance with DTC’s standard procedures at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption (subject to satisfaction of any conditions precedent specified in the notice of redemption). On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

Changes in Covenants when Notes Rated Investment Grade

Beginning on the date that:

(1)	the notes have an Investment Grade Rating from S&P or Moody’s; and

(2)	no Default or Event of Default shall have occurred and be continuing,

and ending on the date (the “Reversion Date”) that the notes cease to have an Investment Grade Rating from either S&P or Moody’s (such period of time, the “Suspension Period”), the covenants specifically listed under the following captions in this prospectus will no longer be applicable to the notes:

(a)	“—Repurchase at the Option of Holders—Asset Sales”;

(b)	“—Restricted Payments”;

(c)	“—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(d)	“—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(e)	“—Transactions with Affiliates”;

(f)	“—Limitations on Issuances of Guarantees of Indebtedness”; and

(g)	clause (4) of the covenant listed under “—Merger, Consolidation or Sale of Assets”.

During a Suspension Period, Suburban Propane’s Board of Supervisors may not designate any of its subsidiaries as Unrestricted Subsidiaries.

On the Reversion Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to and permitted under the Consolidated Fixed Charge Coverage Ratio or one of the clauses set forth in the definition of Permitted Debt (to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reversion Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent any Indebtedness would not be permitted to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio or any of the clauses set forth in the definition of Permitted Indebtedness, such Indebtedness will be deemed to have been Existing Indebtedness.

Notwithstanding the fact that covenants suspended during a Suspension Period may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the covenants during the Suspension Period or at the time the covenants are reinstated.

Restricted Payments

Suburban Propane will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any distribution or make any other payment or dividend on account of Suburban Propane’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Suburban Propane or any of its Restricted Subsidiaries) or to the direct or indirect holders of Suburban Propane’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than distributions or dividends payable in Equity Interests (other than Disqualified Stock) of Suburban Propane or to Suburban Propane or a Restricted Subsidiary of Suburban Propane);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Suburban Propane) any Equity Interests of Suburban Propane;

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of Suburban Propane that is contractually subordinated to the notes (excluding any intercompany Indebtedness between or among Suburban Propane and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4)	make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”) unless, at the time of and after giving effect to such Restricted Payment:

(a)	no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(b)	the Restricted Payment, together with the aggregate of all other Restricted Payments made by Suburban Propane and its Restricted Subsidiaries during the fiscal quarter during which the Restricted Payment is made (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7) and (8) of the next succeeding paragraph), will not exceed:

(i)	if the Consolidated Fixed Charge Coverage Ratio of Suburban Propane is greater than 1.75 to 1.00, an amount equal to

(A)	Available Cash for the immediately preceding fiscal quarter, plus

(B)	the aggregate net cash proceeds of capital contributions to Suburban Propane from any Person other than a Restricted Subsidiary of Suburban Propane, or issuance and sale of shares of Capital Stock, other than (i) Disqualified Stock and (ii) Capital Stock issued concurrently with the offering of the notes, of Suburban Propane to any entity other than to a Restricted Subsidiary of Suburban Propane, in any case made during the period ending on the last day of the fiscal quarter of Suburban Propane immediately preceding the date of the Restricted Payment and beginning on May 27, 2014, to the extent not previously expended pursuant to this clause (4)(b)(i) or clause (4)(b)(ii) below, provided, however, that this clause shall not include the proceeds from Excluded Contributions, plus

(C)	to the extent that any Restricted Investment that was made after May 27, 2014 is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), to the extent not previously expended pursuant to this clause (4)(b)(i) or clause (4)(b)(ii) below, plus

(D)	the net reduction in Restricted Investments resulting from cash dividends, repayments of loans or advances, or other transfers of assets in each case to the Issuer or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent not previously expended pursuant to this clause (4)(b)(i) or clause (4)(b)(ii) below; or

(ii)	if the Consolidated Fixed Charge Coverage Ratio of Suburban Propane is equal to or less than 1.75 to 1.00, an amount equal to the sum of:

(A)	$200.0 million, less

(B)	the aggregate amount of all Restricted Payments made by Suburban Propane and its Restricted Subsidiaries in accordance with this clause (4)(b)(ii) during the period ending on the last day of the fiscal quarter of Suburban Propane immediately preceding the date of the Restricted Payment and beginning on May 27, 2014, plus

(C)	the aggregate net cash proceeds of capital contributions to Suburban Propane from any Person other than a Restricted Subsidiary of Suburban Propane, or issuance and sale of shares of Capital Stock, other than (i) Disqualified Stock and (ii) Capital Stock issued concurrently with the offering of the notes, of Suburban Propane to any entity other than to a Restricted Subsidiary of Suburban Propane, in any case made during the period ending on the last day of the fiscal quarter of Suburban Propane immediately preceding the date of the Restricted Payment and beginning on May 27, 2014, to the extent not previously expended pursuant to this clause (4)(b)(ii) or clause (4)(b)(i) above, provided, however, that this clause shall not include the proceeds from Excluded Contributions, plus

(D)	to the extent that any Restricted Investment that was made after May 27, 2014 is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), to the extent not previously expended pursuant to this clause (4)(b)(ii) or clause (4)(b)(i) above, plus

(E)	the net reduction in Restricted Investments resulting from cash dividends, repayments of loans or advances, or other transfers of assets in each case to the Issuer or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent not previously expended pursuant to this clause (4)(b)(ii) or clause (4)(b)(i) above.

The preceding provisions will not prohibit:

(1)	the payment of any distribution or dividend within 60 days after the date of its declaration, if at the date of declaration the distribution or dividend payment would have complied with the provisions of the indenture;

(2)	the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent (not to exceed 120 days following the receipt of such net proceeds) sale (other than to a Subsidiary of Suburban Propane) of, Equity Interests of Suburban Propane (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Suburban Propane by any entity other than a Subsidiary of Suburban Propane; provided, however, that the amount of any net cash proceeds that are utilized for any such Restricted Payment will be excluded from the calculation of Available Cash and from the calculation set forth in clause (4)(b)(ii) above and shall not constitute Excluded Contributions;

(3)	the defeasance, redemption, repurchase or other acquisition of Indebtedness of the Issuers that is contractually subordinated to the notes with the net cash proceeds from a substantially concurrent (not to exceed 120 days following the receipt of such net proceeds) incurrence of Permitted Refinancing Indebtedness; provided, however, that the amount of any net cash proceeds that are utilized for any such Restricted Payment will be excluded from the calculation of Available Cash;

(4)	the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Suburban Propane to the holders of its Equity Interests on a pro rata basis;

(5)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Suburban Propane or any Restricted Subsidiary of Suburban Propane held by any current or former officer, director or employee of Suburban Propane or any of its Restricted Subsidiaries pursuant to any restricted unit plan, equity subscription agreement, equity option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.5 million in any calendar year;

(6)	the repurchase of Equity Interests deemed to occur upon the exercise of unit or stock options to the extent such Equity Interests represent a portion of the exercise price of those options;

(7)	Restricted Payments that are made with Excluded Contributions; and

(8)	so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount since the date of the indenture not to exceed $15.0 million.

For purposes of determining compliance with this covenant, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (8) above, or is entitled to be made according to the first paragraph of this covenant, the Issuers may, in their sole discretion, classify or reclassify such Restricted Payment in any manner that complies with this covenant.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Suburban Propane or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Supervisors whose resolution with respect thereto will be delivered to the trustee.

Incurrence of Indebtedness and Issuance of Preferred Stock

Suburban Propane will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Suburban Propane will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that Suburban Propane and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock if the Consolidated Fixed Charge Coverage Ratio for Suburban Propane’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)	the incurrence by Suburban Propane and any of its Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Suburban Propane and its Restricted Subsidiaries thereunder) not to exceed the greater of (x) $800.0 million and (y) the amount of the Borrowing Base as of the date of such incurrence;

(2)	the incurrence by Suburban Propane and any of its Restricted Subsidiaries of the Existing Indebtedness;

(3)	the incurrence by the Issuers of Indebtedness represented by the notes to be issued on the date of the indenture;

(4)	Indebtedness of Suburban Propane and any of its Restricted Subsidiaries (including Capital Lease Obligations and Acquired Debt) incurred for the making of expenditures for the improvement or repair, to the extent the improvements or repairs may be capitalized in accordance with GAAP, or additions, including by way of acquisitions of businesses and related assets, to the property and assets of Suburban Propane and its Restricted Subsidiaries, including, without limitation, the acquisition of assets subject to operating leases or incurred by assumption in connection with additions, including additions by way of acquisitions or capital contributions of businesses and related assets, to the property and assets of Suburban Propane and its Restricted Subsidiaries; provided that the aggregate principal amount of Indebtedness outstanding at any time pursuant to this clause (4) may not exceed the greater of (x) $100.0 million and (y) 7.5% of Consolidated Net Tangible Assets, at any one time outstanding;

(5)	the incurrence by Suburban Propane and any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge, Indebtedness that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2), (3), (5) or (13) of this paragraph;

(6)	the incurrence by Suburban Propane and any of its Restricted Subsidiaries of intercompany Indebtedness between or among Suburban Propane and any of its Restricted Subsidiaries; provided, however, that:

(a)	to the extent the aggregate amount of Indebtedness incurred in reliance on this clause (6) following the date of the indenture exceeds $25.0 million, if an Issuer is an obligor on such Indebtedness and the payee is not an Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes; and

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Suburban Propane or a Restricted Subsidiary of Suburban Propane and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Suburban Propane or a Restricted Subsidiary of Suburban Propane, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Suburban Propane or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the issuance by any of Suburban Propane’s Restricted Subsidiaries to Suburban Propane or to any of its Restricted Subsidiaries of units or shares of Preferred Stock; provided, however, that:

(a)	any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than Suburban Propane or a Restricted Subsidiary of Suburban Propane; and

(b)	any sale or other transfer of any such Preferred Stock to a Person that is not either Suburban Propane or a Restricted Subsidiary of Suburban Propane will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)	the incurrence by Suburban Propane and any of its Restricted Subsidiaries of non-speculative Hedging Obligations in the ordinary course of business;

(9)	the guarantee by the Issuers or any of their Restricted Subsidiaries of Indebtedness of the Issuers or a Restricted Subsidiary of the Issuers that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is incurred by one or both of the Issuers and is subordinated to the notes, then the guarantee of such Indebtedness by any Restricted Subsidiary of the Issuers shall be subordinated to the same extent as the Indebtedness guaranteed;

(10)	the incurrence by Suburban Propane or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(11)	the incurrence by Suburban Propane or any of its Restricted Subsidiaries of Indebtedness arising from performance bonds, bid bonds, bankers’ acceptances, workers’ compensation, health, disability or other employee benefit claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations and bank overdrafts (and letters of credit in respect thereof) incurred in the ordinary course of business;

(12)	the incurrence by Suburban Propane or any of its Restricted Subsidiaries of Indebtedness arising from indemnities, earn-outs or other similar obligations in respect of purchase price adjustments in connection with the disposition of property or assets or in connection with acquisitions permitted by the indenture;

(13)

(a) Indebtedness of Suburban Propane or any of its Restricted Subsidiaries acquired after the date hereof from any Person merged or consolidated with or into Suburban Propane or any of its Restricted Subsidiaries after the date hereof, which Indebtedness in each case, exists at the time of such acquisition, merger, consolidation or conversion and is not created in contemplation of such event and where such acquisition, merger or consolidation is otherwise permitted by the indenture and

(b) Indebtedness of Suburban Propane to finance all or a portion of any such acquisition, merger or consolidation; provided, however, that on a pro forma basis, either (x) Suburban Propane would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant or (y) the Consolidated Fixed Charge Coverage Ratio would not be less than immediately prior to such transactions; and

(14)	the incurrence by Suburban Propane or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14), not to exceed the greater of (x) $75.0 million and (y) 7.5% of Consolidated Net Tangible Assets.

The Issuers will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuers unless such Indebtedness is also contractually subordinated in right of payment to the notes on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuers solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuers will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant; provided that Indebtedness under Credit Facilities outstanding on the date on which notes were originally issued and authenticated under the indenture was deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the second paragraph above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”) and cannot be so reclassified. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Suburban Propane or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such asset at the date of determination, and

(b)	the amount of the Indebtedness of the other Person.

Liens

Suburban Propane will not create, incur, assume or suffer to exist any Lien securing Indebtedness incurred by Suburban Propane of any kind on any asset now owned or hereafter acquired, except Permitted Liens, unless the notes will be secured by such Lien equally and ratably with (or, if such other Indebtedness is contractually subordinated to the notes, prior to) all other Indebtedness secured by such Lien for so long as such other Indebtedness is secured by such Lien.

Limitations on Issuances of Guarantees of Indebtedness

Suburban Propane will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of Suburban Propane unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the notes by such Restricted Subsidiary. The Subsidiary Guarantee will be (1) senior to such Restricted Subsidiary’s Guarantee of or pledge to secure such other Indebtedness if such other Indebtedness is subordinated to the notes; or (2) pari passu with such Restricted Subsidiary’s Guarantee of or pledge to secure such other Indebtedness if such other Indebtedness is not subordinated to the notes.

The Subsidiary Guarantee of a Guarantor will be automatically and unconditionally released:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Suburban Propane or a Restricted Subsidiary of Suburban Propane, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(2)	in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Suburban Propane or a Restricted Subsidiary of Suburban Propane, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(3)	if Suburban Propane designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4)	upon legal defeasance or satisfaction and discharge of the notes as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”; or

(5)	if such Guarantor is released from the underlying guarantee of Indebtedness giving rise to the execution of a Subsidiary Guarantee.

The form of the Subsidiary Guarantee and the related form of supplemental indenture will be attached as exhibits to the indenture. Notwithstanding the foregoing, if one or both of the Issuers Guarantee Indebtedness incurred by any of their Restricted Subsidiaries, such Guarantee by the Issuers will not require any Restricted Subsidiary to provide a Subsidiary Guarantee for the notes.

Dividend and Other Payment Restrictions Affecting Subsidiaries

Suburban Propane will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock to Suburban Propane or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Suburban Propane or any of its Restricted Subsidiaries;

(2)	make loans or advances to Suburban Propane or any of its Restricted Subsidiaries; or

(3)	transfer any of its properties or assets to Suburban Propane or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)

agreements governing Existing Indebtedness and Credit Facilities (including the Credit Agreement) as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2)	the indenture and the notes;

(3)	restrictions in other Indebtedness incurred in compliance with the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock”; provided such restrictions, taken as a whole, are not materially more restrictive than those contained in the agreements described above;

(4)	applicable law, rule, regulation or order;

(5)	customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(6)	purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations or mortgage financings that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(7)	any agreement or instrument governing Acquired Debt, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(8)	any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(9)	Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10)	provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of Suburban Propane’s Board of Supervisors, which limitation is applicable only to the assets that are the subject of such agreements;

(11)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(12)	any instrument governing Indebtedness of a subsidiary subject to the U.S. Federal Energy Regulatory Commission.

Merger, Consolidation or Sale of Assets

Suburban Propane may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Suburban Propane is the surviving entity); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Suburban Propane and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1)	either:

(a)	Suburban Propane is the surviving entity; or

(b)	the Person formed by or surviving any such consolidation or merger (if other than Suburban Propane) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)	the Person formed by or surviving any such consolidation or merger (if other than Suburban Propane) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Suburban Propane under the notes and the indenture pursuant to a supplemental indenture reasonably satisfactory in form to the trustee;

(3)	immediately after such transaction, no Default or Event of Default exists; and

(4)	Suburban Propane or the Person formed by or surviving any such consolidation or merger (if other than Suburban Propane), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” or (ii) the Consolidated Fixed Charge Coverage Ratio would not be less than the Consolidated Fixed Charge Coverage Ratio immediately prior to such transaction or transactions.

If Suburban Propane engages in a merger, consolidation or sale of assets in accordance with the provisions described above, Suburban Propane or the Person formed by or surviving such transaction will comply with the covenant set forth under the caption “—Existence of Corporate Co-Issuer.” The indenture also provides that Finance Corp. may not (1) consolidate or merge with or into another Person (whether or not Finance Corp. is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets to another entity, except under conditions similar to those described above; provided that the Person formed by or surviving any such consolidation or merger with Finance Corp. must be a corporation organized under the laws of the United States, any state of the United States or the District of Columbia.

In addition, the Issuers may not, directly or indirectly, lease all or substantially all of their properties or assets, in one or more related transactions, to any other Person. This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(a)	a merger of Suburban Propane with an Affiliate solely for the purpose of re-forming Suburban Propane in another jurisdiction; and

(b)	any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among Suburban Propane and its Restricted Subsidiaries.

In addition, the indenture provides that Suburban Propane may reorganize as a corporation in accordance with the procedures established in the indenture; provided that Suburban Propane shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that such reorganization is not adverse to holders of the notes (it being agreed that such reorganization shall not be deemed adverse to the holders of the notes solely because (i) of the accrual of deferred tax liabilities resulting from such reorganization or (ii) the successor or surviving corporation (A) is subject to income tax as a corporate entity or (B) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of the Internal Revenue Code of 1986, as amended, or any similar state or local law) and certain other conditions are satisfied.

Transactions with Affiliates

Suburban Propane will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Suburban Propane involving aggregate payments of consideration in excess of $2.0 million (each, an “Affiliate Transaction”), unless:

(1)	the Affiliate Transaction is on terms that are substantially as favorable, taken as a whole, to Suburban Propane or the relevant Restricted Subsidiary as would be obtainable in a comparable transaction by Suburban Propane or such Restricted Subsidiary with an unrelated Person; and

(2)

Suburban Propane delivers to the trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, a resolution of the

Board of Supervisors set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Supervisors.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment or compensation agreement (including grants of equity awards), employee benefit plan, officer and director indemnification agreement or insurance or any similar arrangement entered into by Suburban Propane or any of its Restricted Subsidiaries in the ordinary course of business;

(2)	transactions between or among Suburban Propane and/or its Restricted Subsidiaries;

(3)	transactions with a Person (other than an Unrestricted Subsidiary of Suburban Propane) that is an Affiliate of Suburban Propane solely because Suburban Propane owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)	payment of supervisors’ or directors’ fees and compensation to Persons who are not otherwise Affiliates of Suburban Propane;

(5)	any issuance of Equity Interests (other than Disqualified Stock) of Suburban Propane to Affiliates of Suburban Propane;

(6)	Restricted Payments that do not violate the provisions of the indenture described above under the caption “—Restricted Payments”;

(7)	loans or advances to employees, directors or officers in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding plus advances of out-of pocket expenses in the ordinary course of business;

(8)	any Affiliate Transaction which constitutes a Permitted Investment;

(9)	any arm’s-length transaction with a non-Affiliate that becomes an Affiliate as a result of such transaction; and

(10)	the payment of expenses and indemnification or contribution obligations of any Person pursuant to our partnership agreement or the partnership agreement of the Operating Partnership, in each case as in effect on the date of the indenture.

Business Activities

Suburban Propane will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Suburban Propane and its Restricted Subsidiaries taken as a whole.

Existence of Corporate Co-Issuer

Suburban Propane will always maintain, directly or indirectly, a wholly-owned Restricted Subsidiary of Suburban Propane organized as a corporation under the laws of the United States of America, any state thereof or the District of Columbia that will serve as a co-obligor of the notes unless Suburban Propane is itself a corporation under the laws of the United States of America, any state thereof or the District of Columbia.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Supervisors of Suburban Propane may designate any of its Restricted Subsidiaries, other than the Operating Partnership or Finance Corp., to be an Unrestricted Subsidiary if that designation would not cause a Default. That designation will only be permitted if the Investment would be permitted at that time and if the

Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Supervisors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of Suburban Propane as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Suburban Propane as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” Suburban Propane will be in default of such covenant. The Board of Supervisors of Suburban Propane may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Suburban Propane of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent

Suburban Propane will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the Commission’s rules and regulations, so long as any notes are outstanding, the Issuers will furnish to the holders of notes and the trustee, within the time periods specified in the Commission’s rules and regulations:

(1)	all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such reports; and

(2)	all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports.

The Issuers shall be deemed to have furnished such reports to the trustee and the holders of notes if the Issuers have filed such information or reports with the Commission via the EDGAR filing system and such information or reports are publicly available.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Issuers’ consolidated financial statements by the Issuers’ certified independent accountants. In addition, the Issuers will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission will not accept such a filing) and will post the reports, or links to such reports, on Suburban Propane’s website within those time periods.

If, at any time, either or both of the Issuers are no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuers will nevertheless continue filing the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. The Issuers agree that they will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Issuers’ filings for any reason, the Issuers will post the reports referred to in the preceding paragraph on Suburban Propane’s website within the time periods that would apply if the Issuers were required to file those reports with the Commission.

Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants under the indenture (as to which the trustee is entitled to rely exclusively on officers’ certificates).

If Suburban Propane has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Suburban Propane and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Suburban Propane.

In addition, Suburban Propane agrees that, for so long as any notes remain outstanding, at any time it is not required to file the reports required by the preceding paragraphs with the Commission, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an Event of Default:

(1)	default for 30 days in the payment when due of interest on the notes;

(2)	default in payment when due of the principal of, or premium, if any, on the notes;

(3)	failure by Suburban Propane for 90 days after notice to comply with the provisions described under “—Reports;”

(4)	failure by Suburban Propane or any of its Restricted Subsidiaries to comply with any other term, covenant or agreement contained in the notes or the indenture, other than a default specified in either clause (1), (2) or (3) above, and the default continues for a period of 60 days after written notice of default requiring the Issuers to remedy the same is given to Suburban Propane by the trustee or by holders of 25% in aggregate principal amount of the notes then outstanding;

(5)	the failure to pay at final maturity (giving effect to any applicable grace periods and any extension thereof) the stated principal amount of any Indebtedness of Suburban Propane or any Restricted Subsidiary of Suburban Propane, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, aggregates $30.0 million or more at any time;

(6)	a final judgment or judgments, which is or are non-appealable and non-reviewable or which has or have not been stayed pending appeal or review or as to which all rights to appeal or review have expired or been exhausted, shall be rendered against Suburban Propane or any of its Restricted Subsidiaries; provided such judgment or judgments requires or require the payment of money in excess of $30.0 million in the aggregate and is not covered by insurance or discharged or stayed pending appeal or review within 60 days after entry of such judgment; and

(7)	certain events of bankruptcy or insolvency described in the indenture with respect to Suburban Propane, Finance Corp. or any Significant Subsidiary of Suburban Propane. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Suburban Propane, Finance Corp. or any Significant Subsidiary of Suburban Propane, all notes will become due and payable immediately without further action or notice.

If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in principal amount of the notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense.

Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee notice that an Event of Default is continuing;

(2)	holders of at least 25% in aggregate principal amount of the notes have requested the trustee to pursue the remedy;

(3)	such holders have offered the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)	holders of a majority in aggregate principal amount of the notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes.

The Issuers are required to deliver to the trustee annually an officers’ certificate regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee an officers’ certificate specifying such Default or Event of Default.

No Personal Liability of Limited Partners, Directors, Officers, Employees and Unitholders

No past, present or future limited partner, director, officer, employee, incorporator, unitholder, stockholder or Affiliate of the Issuers, as such, will have any liability for any obligations of the Issuers under the notes, the indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Non-Recourse

The Issuers’ obligations under the indenture are payable only out of their cash flow and assets. The Issuers’ obligations under the indenture are non-recourse to (i) the limited partners of Suburban Propane, (ii) the Operating Partnership and its subsidiaries and (iii) the General Partner. The trustee has, and each holder of a note, by accepting a note, is deemed to have, agreed in the indenture that the limited partners, the Operating Partnership and its subsidiaries and the General Partner will not be liable for any of our obligations under the indenture.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the notes (“Legal Defeasance”) except for:

(1)	the rights of holders of notes to receive payments in respect of the principal of, or interest or premium on such notes when such payments are due from the trust referred to below;

(2)	the Issuers’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and the Issuers’ obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the indenture.

In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers released with respect to certain covenants (including their obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, the Issuers have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of Covenant Defeasance, the Issuers have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Suburban Propane or any of its Subsidiaries is a party or by which Suburban Propane or any of its Subsidiaries is bound;

(6)	the Issuers must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others;

(7)	the Issuers must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8)	the Issuers shall have delivered to the trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of the Issuers between the date of deposit and the 91st day following the date of deposit and that no holder of notes is an insider of either of the Issuers, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable federal bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Issuers.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each noteholder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note;

(3)	(a) reduce the rate of or change the time for payment of interest on any note or (b) modify the obligations of the Issuers to make Asset Sale Offers or Change of Control Offers if such modification was made after the occurrence of such Asset Sale or Change of Control;

(4)	waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in money other than that stated in the notes;

(6)	make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, on the notes;

(7)	waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”); or

(8)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, the Issuers and the trustee may amend or supplement the indenture or the notes:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of the Issuers’ obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ assets;

(4)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5)	to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6)	to conform the text of the indenture or the notes to any provision of this Description of the Notes to the extent that such provision in this Description of the Notes was intended to be a verbatim recitation of a provision of the indenture or the notes;

(7)	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of its date; or

(8)	to add collateral to secure the notes or to add guarantees of the Issuers’ obligations under the notes.

For the avoidance of doubt, the determination of whether any amendment, supplement or waiver has been consented to shall, where applicable, include any additional consenting notes that have been issued under and in compliance with the indenture at any time prior to (including immediately prior to) the time that such amendment, supplement or waiver becomes operative.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)	either:

(a)	all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

(b)

all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the delivering of a notice of redemption or otherwise or will become due and payable within one year, or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2)	no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers are a party or by which the Issuers are bound;

(3)	the Issuers have paid or caused to be paid all sums payable by them under the indenture; and

(4)	the Issuers have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of the Issuers, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture without charge by writing to Suburban Propane Partners, L.P., One Suburban Plaza, 240 Route 10 West, Whippany, NJ 07981, Attention: Investor Relations.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. A Person shall not be deemed an “Affiliate” of Suburban Propane or any of its Restricted Subsidiaries solely as a result of such Person being a joint venture partner of Suburban Propane or any of its Restricted Subsidiaries. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note on any applicable redemption date, the greater of:

(1)	1.0% of the then outstanding principal amount of the note (expressed in dollars); and

(2)	the excess of (expressed in dollars):

(a)	the present value at such redemption date of (i) the redemption price of the note at , 2022 (such redemption price being the product of the outstanding principal amount of the note and the percentage set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments to become due on the note from and after such redemption date through , 2022 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the then outstanding principal amount of the note.

“Asset Acquisition” means the following:

(1)	an Investment by Suburban Propane or any Restricted Subsidiary of Suburban Propane in any other Person pursuant to which the Person shall become a Restricted Subsidiary of Suburban Propane, or shall be merged with or into Suburban Propane or any Restricted Subsidiary of Suburban Propane;

(2)	the acquisition by Suburban Propane or any Restricted Subsidiary of Suburban Propane of the assets of any Person, other than a Restricted Subsidiary of Suburban Propane, which constitute all or substantially all of the assets of such Person; or

(3)	the acquisition by Suburban Propane or any Restricted Subsidiary of Suburban Propane of any division or line of business of any Person, other than a Restricted Subsidiary of Suburban Propane.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Suburban Propane and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)	the issuance of Equity Interests in any of Suburban Propane’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $25.0 million;

(2)	a transfer of assets between or among Suburban Propane and its Restricted Subsidiaries;

(3)	an issuance or sale of Equity Interests by a Restricted Subsidiary of Suburban Propane to Suburban Propane or to a Restricted Subsidiary of Suburban Propane;

(4)	the sale, lease or other disposition of inventory, products, services, accounts receivable or other current assets in the ordinary course of business and any sale or other disposition of damaged, worn-out, no longer used or useful or obsolete assets (including real or personal property) in the ordinary course of business and any dispositions of non-core assets acquired in Permitted Investments;

(5)	the good faith surrender or waiver of contract rights or the settlement, release or surrender of claims of any kind, not to exceed the Fair Market Value of $25.0 million in the aggregate from the date of the indenture;

(6)	the sale or other disposition of cash or Cash Equivalents or the termination or close-out of Hedging Obligations;

(7)	a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants-Restricted Payments” or a Permitted Investment;

(8)	the disposition of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venture parties set forth in joint venture agreements or similar binding agreements; provided that such disposition is at Fair Market Value and any cash or Cash Equivalents received in such disposition is applied in accordance with the covenant described under “Repurchase at the Option of Holders—Asset Sales”; and

(9)	any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than Suburban Propane or any of its Restricted Subsidiaries) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition.

“Asset Sale Offer” has the meaning assigned to that term in the indenture governing the notes.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Available Cash” as to any quarter means:

(1)	the sum of:

(a)	all cash receipts of Suburban Propane during such quarter from all sources other than Asset Sales (including, without limitation, distributions of cash received from the Operating Partnership and cash proceeds received by or distributed to Suburban Propane from Interim Capital Transactions, but excluding cash proceeds from Termination Capital Transactions); and

(b)	any reduction with respect to such quarter in a cash reserve previously established pursuant to clause (2)(b) below (either by reversal or utilization) from the level of such reserve at the end of the prior quarter;

(2)	less the sum of:

(a)	all cash disbursements of Suburban Propane during such quarter, including, without limitation, disbursements for operating expenses, taxes, if any, debt service (including, without limitation, the payment of principal, premium and interest), redemption of Capital Stock of Suburban Propane (including Common Units), capital expenditures, contributions, if any, to the Operating Partnership and cash distributions to partners of Suburban Propane; and

(b)	any cash reserves established with respect to such quarter, and any increase with respect to such quarter in a cash reserve previously established pursuant to this clause (2)(b) from the level of such reserve at the end of the prior quarter, in such amounts as the Board of Supervisors of Suburban Propane determines in its reasonable discretion to be necessary or appropriate (i) to provide for the proper conduct of the business of Suburban Propane or the Operating Partnership (including, without limitation, reserves for future capital expenditures), (ii) to provide funds for distributions with respect to Capital Stock of Suburban Propane in respect of any one or more of the next four quarters or (iii) because the distribution of such amounts would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which Suburban Propane is a party or by which it is bound or its assets are subject;

(3)	plus the aggregate maximum amount of working capital Indebtedness available to Suburban Propane or its Restricted Subsidiaries under Credit Facilities on the date of such Restricted Payment.

Notwithstanding the foregoing, “Available Cash” shall not include any cash receipts or reductions in reserves or take into account any disbursements made or reserves established in each case after the date of liquidation of Suburban Propane. Taxes paid by Suburban Propane on behalf of, or amounts withheld with respect to, all or less than all of the partners shall not be considered cash disbursements of Suburban Propane that reduce Available Cash, but the payment or withholding thereof shall be deemed to be a distribution of Available Cash to the partners. Alternatively, in the discretion of the Board of Supervisors of Suburban Propane, such taxes (if pertaining to all partners) may be considered to be cash disbursements of Suburban Propane which reduce Available Cash, but the payment or withholding thereof shall not be deemed to be a distribution of Available Cash to such partners.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Supervisors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the board of directors of the general partner of the partnership; provided that in the case of Suburban Propane, it means the board of supervisors of Suburban Propane;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means, as of any date, an amount equal to:

(1)	90% of the face amount of all accounts receivable (net of reserves) owned by Suburban Propane and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 60 days past due; plus

(2)	70% of the book value of all inventory (net of reserves) owned by Suburban Propane and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited), membership interests, units, incentive distribution rights or any similar equity right to distributions; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)	marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at such date the highest rating obtainable from either S&P and its successors or Moody’s and its successors;

(4)	commercial paper having one of the two highest ratings obtainable from S&P or Moody’s and in each case maturing within 270 days after the date of creation;

(5)	certificates of deposit maturing one year or less from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States or any state thereof or the District of Columbia or Canada:

(a)	the commercial paper or other short term unsecured debt obligations of which are as at such date rated either “A-2” or better (or comparably if the rating system is changed) by S&P or “Prime-2” or better (or comparably if the rating system is changed) by Moody’s; and

(b)	the long-term debt obligations of which are, as at such date, rated either “A” or better (or comparably if the rating system is changed) by either S&P or Moody’s (such commercial banks, “Permitted Banks”);

(6)	eurodollar time deposits having a maturity of less than 270 days from the date of acquisition thereof purchased directly from any Permitted Bank;

(7)	bankers’ acceptances eligible for rediscount under requirements of the Board of Governors of the Federal Reserve System and accepted by Permitted Banks;

(8)	obligations of the type described in clauses (1) through (7) above purchased from a securities dealer designated as a “primary dealer” by the Federal Reserve Bank of New York or from a Permitted Bank as counterparty to a written repurchase agreement obligating such counterparty to repurchase such obligations not later than 14 days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of Suburban Propane or one of its Restricted Subsidiaries by a custodian which is a Permitted Bank and which is not a counterparty to the repurchase agreement in question; and

(9)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (8) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Suburban Propane and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than a Principal or a Related Party of a Principal, which occurrence is followed by a Rating Decline within 90 days of the consummation of such transaction;

(2)	the adoption of a plan relating to the liquidation or dissolution of Suburban Propane or its general partner;

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than the Principals and their Related Parties or a “director” or “officer” (as those terms are used in Section 16(a) of the Exchange Act) of Suburban Propane as of the issue date of the notes, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the general partner of Suburban Propane, measured by voting power rather than number of units or shares, which occurrence is followed by a Rating Decline within 90 days of the consummation of such transaction;

(4)	Suburban Energy Services Group LLC ceases to be the general partner of Suburban Propane, which occurrence is followed by a Rating Decline within 90 days of the consummation of such transaction;

(5)	Suburban Propane consolidates with, or merges with or into, any Person (other than the Principals and their Related Parties), or any Person (other than the Principals and their Related Parties) consolidates with, or merges with or into, Suburban Propane, other than any such transaction where the Voting Stock of Suburban Propane outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting, a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance), which occurrence is followed by a Rating Decline within 90 days of the consummation of such transaction; and

(6)	unless Suburban Propane is itself a corporation under the laws of the United States of America, any state thereof or the District of Columbia at such time, the first day on which Suburban Propane fails to own, directly or indirectly, 100% of the issued and outstanding Equity Interests of Finance Corp.

“Change of Control Offer” has the meaning assigned to it in the indenture governing the notes.

“Commission” means the Securities and Exchange Commission.

“Common Units” means the units representing limited partner interests of Suburban Propane, having the rights and obligations specified with respect to common units of Suburban Propane.

“Consolidated Cash Flow Available for Fixed Charges” means, with respect to Suburban Propane and its Restricted Subsidiaries for any period, the sum of, without duplication, the following amounts for that period, taken as single accounting period:

(1)	Consolidated Net Income;

(2)	Consolidated Non-Cash Charges (to the extent Consolidated Net Income was reduced thereby);

(3)	Consolidated Interest Expense (to the extent Consolidated Net Income was reduced thereby); and

(4)	Consolidated Income Tax Expense (to the extent Consolidated Net Income was reduced thereby).

“Consolidated Fixed Charge Coverage Ratio” means, with respect to Suburban Propane and its Restricted Subsidiaries, the ratio of (a) the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of Suburban Propane and its Restricted Subsidiaries for the four full fiscal quarters for which internal financial statements are available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Four Quarter Period”), to (b) the aggregate amount of Consolidated Fixed Charges of Suburban Propane and its Restricted Subsidiaries for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis (in accordance with Regulation S-X under the Securities Act) for the period of the calculation to, without duplication:

(1)	the incurrence or repayment of any Indebtedness, Disqualified Stock or Preferred Stock, excluding revolving credit borrowings and repayments of revolving credit borrowings (other than any revolving credit borrowings the proceeds of which are used for Asset Acquisitions or Growth Related Capital Expenditures of Suburban Propane or any of its Restricted Subsidiaries and in the case of any incurrence, the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the “Reference Period”), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make the calculation (and the application of the net proceeds thereof), as if the incurrence (and application) occurred on the first day of the Reference Period; and

(2)	any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make the calculation as a result of Suburban Propane or one of its Restricted Subsidiaries, including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition, incurring, assuming or otherwise being liable for Acquired Debt) occurring during the Reference Period, as if the Asset Sale or Asset Acquisition occurred on the first day of the Reference Period; provided, however, that:

(a)	any Person that is a Restricted Subsidiary on the Transaction Date will be deemed to have been a Restricted Subsidiary at all times during the Reference Period; and

(b)	any Person that is an Unrestricted Subsidiary on the Transaction Date will be deemed to have been an Unrestricted Subsidiary at all times during the Reference Period.

Furthermore, subject to the following paragraph, in calculating “Consolidated Fixed Charges” for purposes of determining the “Consolidated Fixed Charge Coverage Ratio”:

(1)	interest on outstanding Indebtedness, other than Indebtedness referred to in clause (2) below, determined on a fluctuating basis as of the Transaction Date and that will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on that date;

(2)	with respect to Indebtedness incurred in accordance with clause (1) of the second paragraph of the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”), only actual interest payments associated with such Indebtedness during the Four Quarter Period shall be included in the calculation; and

(3)	if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the period.

“Consolidated Fixed Charges” means, with respect to Suburban Propane and its Restricted Subsidiaries for any period, the sum, without duplication, of the following amounts for that period, taken as a single accounting period:

(1)	Consolidated Interest Expense; and

(2)	the product of:

(a)	the aggregate amount of distributions and other dividends or payments paid in cash (other than to Suburban Propane or its Restricted Subsidiaries) during the period in respect of Preferred Stock and Disqualified Stock of Suburban Propane and its Restricted Subsidiaries on a consolidated basis; and

(b)	a fraction, the numerator of which is one and the denominator of which is one less the then applicable current combined federal, state and local statutory tax rate, expressed as a percentage.

“Consolidated Income Tax Expense” means, with respect to Suburban Propane and its Restricted Subsidiaries for any period, the provision for federal, state, local and foreign income taxes of Suburban Propane and its Restricted Subsidiaries for the period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the aggregate interest expense of Suburban Propane and its Restricted Subsidiaries for that period, determined on a consolidated basis in accordance with GAAP, including, without limitation or duplication:

(1)	any amortization of debt discount;

(2)	the net cost under interest rate agreements described in clauses (1) and (2) of the definition of Hedging Obligations;

(3)	the interest portion of any deferred payment obligation;

(4)	all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)	all accrued interest for all instruments evidencing Indebtedness;

(6)	the interest component of Capital Lease Obligations paid or accrued or scheduled to be paid or accrued by Suburban Propane and its Restricted Subsidiaries during the period;

(7)	the consolidated interest that was capitalized during such period; and

(8)	any interest accruing on Indebtedness of another Person that is Guaranteed by Suburban Propane or one of its Restricted Subsidiaries or secured by a Lien on assets of Suburban Propane or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon.

“Consolidated Net Income” means, for any period, the net income of Suburban Propane and its Restricted Subsidiaries for that period, determined on a consolidated basis in accordance with GAAP, and as adjusted to exclude:

(1)	net after-tax extraordinary gains or losses;

(2)	net after-tax gains or losses attributable to Asset Sales;

(3)	the net income or loss of any Person that is not a Restricted Subsidiary and which is accounted for by the equity method of accounting; provided that Consolidated Net Income shall include the amount of dividends or distributions actually paid to Suburban Propane or any Restricted Subsidiary;

(4)	the net income of any Restricted Subsidiary to the extent that dividends or distributions of that net income are not at the date of determination permitted by the terms of any agreement, instrument, charter or any judgment, decree, order, statute, rule or other regulation; and

(5)	the cumulative effect of any changes in accounting principles.

“Consolidated Net Tangible Assets” means, with respect to Suburban Propane at any date of determination, the aggregate amount of total assets included in Suburban Propane’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP and deducting therefrom the following amounts: (a) all current liabilities reflected in such balance sheet and (b) all goodwill, trademarks, patents and other like intangibles reflected in such balance sheet.

“Consolidated Non-Cash Charges” means, with respect to Suburban Propane and its Restricted Subsidiaries for any period, the sum, without duplication, of: (1) depreciation, (2) amortization, (3) non-cash employee compensation expenses and (4) any other non-cash charges, in each case to the extent that the Consolidated Net Income of Suburban Propane for that period was reduced thereby.

“Credit Agreement” means that certain second amended and restated credit agreement, dated as of March 3, 2016, between the Operating Partnership, as borrower, Suburban Propane, as parent, and the lenders or agents party thereto from time to time, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to investors) in whole or in part from time to time.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), indenture or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by Suburban Propane or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to, such Designated Non-Cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, (1) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Suburban Propane to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Suburban Propane may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments” and (2) any Capital Stock issued pursuant to any plan for the benefit of one or more employees will not constitute Disqualified Stock solely because it may be required to be repurchased by Suburban Propane in order to satisfy applicable contractual, statutory or regulatory obligations. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that Suburban Propane and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private offer and sale of Common Units of Suburban Propane (excluding Disqualified Stock), other than:

(1)	public offerings with respect to Suburban Propane’s Common Units registered on Form S-4 or Form S-8;

(2)	issuances to Suburban Propane or any of its Subsidiaries; and

(3)	any such public or private sale that constitutes an Excluded Contribution.

“Excluded Contribution” means net cash proceeds or Fair Market Value of property or assets received by Suburban Propane from

(1)	capital contributions to the equity of Suburban Propane (other than through the issuance of Disqualified Stock); and

(2)	the sale (other than to a Restricted Subsidiary of Suburban Propane or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Suburban Propane) of Capital Stock (other than Disqualified Stock) of Suburban Propane, in each case designated as Excluded Contributions pursuant to an officer’s certificate of Suburban Propane.

“Existing Indebtedness” means Indebtedness of Suburban Propane and its Restricted Subsidiaries in existence on the date of the indenture.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Supervisors of Suburban Propane.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect on the date of the indenture.

“General Partner” means Suburban Energy Services Group LLC, a Delaware limited liability company, as the general partner of Suburban Propane.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Growth Related Capital Expenditures” means, with respect to any Person, all capital expenditures by such Person made to improve or enhance the existing capital assets or to increase the customer base of such Person or to acquire or construct new capital assets (but excluding capital expenditures made to maintain, up to the level thereof that existed at the time of such expenditure, the operating capacity of the capital assets of such Person as such assets existed at the time of such expenditure).

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means any subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture and its successors and assigns.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, commodity prices, weather or other risks associated with the business or operations of such Person.

“Indebtedness” means, with respect to any specified Person, the amount of any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5)	representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable in the ordinary course of business; or

(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For the avoidance of doubt, obligations in respect of operating leases (as determined in accordance with GAAP as in effect as of the date of the indenture) shall be deemed not to be Indebtedness hereunder and shall continue to be treated as operating leases.

“Interim Capital Transactions” means (1) borrowings, refinancings or refunding of Indebtedness and sales of debt securities (other than for working capital purposes and other than for items purchased on open account in the ordinary course of business) by Suburban Propane or the Operating Partnership and (2) sales of Capital Stock of Suburban Propane by Suburban Propane or the Operating Partnership, distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares in each case prior to the commencement of the dissolution and liquidation of Suburban Propane.

“Investment Grade Rating” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) or BBB- or better by S&P (or its equivalent under any successor rating categories of S&P).

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations but excluding Guarantees permitted to be incurred pursuant to clause (9) of the second paragraph of the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Suburban Propane or any Restricted Subsidiary of Suburban Propane sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Suburban Propane such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Suburban Propane, Suburban Propane will be deemed to have made an investment on the date of any such sale or disposition equal to the Fair Market Value of Suburban Propane’s Investments in

such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by Suburban Propane or any Restricted Subsidiary of Suburban Propane of a Person that holds an Investment in a third Person will be deemed to be an Investment by Suburban Propane or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Net Proceeds” means the aggregate cash proceeds received by Suburban Propane or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness secured by a Lien on such asset or assets and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither Suburban Propane nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)	no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Suburban Propane or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Suburban Propane or any of its Restricted Subsidiaries.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Operating Partnership” means Suburban Propane, L.P., a Delaware limited partnership and a direct Subsidiary of Suburban Propane.

“Permitted Business” means any business that is the same as or related, ancillary or complementary to any of the businesses of Suburban Propane or any of its Restricted Subsidiaries as conducted as of the date of the indenture or is otherwise related to the energy business.

“Permitted Business Investments” means any Investment by Suburban Propane or any Restricted Subsidiary of Suburban Propane in any Unrestricted Subsidiary of Suburban Propane or in a joint venture, provided that:

(1)	at the time of such Investment and immediately thereafter, Suburban Propane could incur $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” above;

(2)	if such Unrestricted Subsidiary or joint venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiary or joint venture that is recourse to Suburban Propane or any of its Restricted Subsidiaries (which shall include, without limitation, all Indebtedness of such Unrestricted Subsidiary or joint venture for which Suburban Propane or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any Guarantee, including, without limitation, any “claw- back,” “make-well” or “keep-well” arrangement) could, at the time such Investment is made, be incurred at that time by Suburban Propane and its Restricted Subsidiaries under the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3)	such Unrestricted Subsidiary’s or joint venture’s activities are not outside the scope of the Permitted Business.

“Permitted Investments” means:

(1)	any Investment in Suburban Propane or in a Restricted Subsidiary of Suburban Propane;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by Suburban Propane or any Restricted Subsidiary of Suburban Propane in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of Suburban Propane; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Suburban Propane or a Restricted Subsidiary of Suburban Propane;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(5)	any acquisition of assets or Capital Stock to the extent made in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Suburban Propane;

(6)	any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of Suburban Propane or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes;

(7)	Investments represented by non-speculative Hedging Obligations;

(8)	loans or advances to employees made in the ordinary course of business of Suburban Propane or a Restricted Subsidiary of Suburban Propane;

(9)	repurchases of the notes;

(10)

Permitted Business Investments; provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be a Restricted Subsidiary; and

(11)	other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding, not to exceed the greater of (x) $75.0 million and (y) 7.5% of Consolidated Net Tangible Assets.

“Permitted Liens” means:

(1)	Liens on assets of Suburban Propane securing Indebtedness and other Obligations under Credit Facilities and Existing Indebtedness that was permitted by the terms of the indenture to be incurred and/or securing non-speculative Hedging Obligations related thereto;

(2)	Liens in favor of the Issuers;

(3)	Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Suburban Propane; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Suburban Propane;

(4)	Liens on property (including Capital Stock) existing at the time of acquisition of the property by Suburban Propane; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(5)	Liens to secure Indebtedness permitted to be incurred pursuant to clause (11) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(6)	Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness;

(7)	Liens to secure Indebtedness permitted by clause (13)(a) or (b) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(8)	Liens existing on the date of the indenture;

(9)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(10)	Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(11)	survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(12)	Liens created for the benefit of (or to secure) the notes;

(13)	Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a)	the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)	the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement;

(14)	Liens on the equity interests of Unrestricted Subsidiaries or joint ventures granted to secure indebtedness incurred by such Unrestricted Subsidiaries or joint ventures;

(15)	Liens on pipelines or pipeline facilities that arise by operation of law;

(16)	Liens securing Hedging Obligations entered into for bona fide hedging purposes and not for the purpose of speculation;

(17)	pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(18)	deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(19)	(i) any interest or title of a lessor or sublessor under any lease not prohibited by the Indenture, (ii) any Lien or restriction to which the interest or title of such lessor or sublessor may be subject, or (iii) any subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (ii), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease;

(20)	licenses, sublicenses, leases or subleases granted to third parties in the ordinary course of business not interfering in any material respect with the ordinary conduct of the business of Suburban Propane or any of its Subsidiaries;

(21)	any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(22)	Liens securing judgments for the payment of money not constituting an Event of Default;

(23)	precautionary UCC-1 financing statement filings by lessors in respect of operating leases, provided that the obligations under such leases do not constitute Indebtedness; and

(24)	Liens with respect to obligations that do not exceed the greater of (x) $50.0 million and (y) 5.0% of Consolidated Net Tangible Assets at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of Suburban Propane or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge other Indebtedness of Suburban Propane or any of its Restricted Subsidiaries; provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all fees, expenses and premiums incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)	such Indebtedness is incurred either by the Issuers or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes, however designated, that is preferred as to the payment of distributions or dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Principals” means the Persons owning the Capital Stock of the General Partner as of the date of the indenture.

“Rating Category” means:

(1)	with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(2)	with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

“Rating Decline” means a decrease in the rating of the notes by S&P or Moody’s by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories, namely + or – for S&P, and 1, 2, and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a rating decline either from BB+ to BB or BB- to B+ will constitute a decrease of one gradation.

“Related Party” means:

(1)	any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(2)	any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

“Reporting Default” means a Default described in clause (3) under “—Events of Default and Remedies.”

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group and any successor thereto.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means the Guarantee by each Guarantor of Suburban Propane’s obligations under the indenture and on the notes, executed pursuant to the provisions of the indenture.

“Termination Capital Transactions” means any sale, transfer or other disposition of property of Suburban Propane or the Operating Partnership occurring upon or incident to the liquidation and winding up of Suburban Propane and the Operating Partnership.

“Treasury Rate” means, at the time of computation, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two business days prior to the redemption date) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to                 , 2022; provided, however, that if the period from the redemption date to                 , 2022 is not equal to the constant maturity of a United States Treasury security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to                 , 2022 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary of Suburban Propane (other than Finance Corp., the Operating Partnership or any successor to any of them) that is designated by the Board of Supervisors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	except as permitted by the covenant described above under the caption “—Certain Covenants—Affiliate Transactions,” is not party to any agreement, contract, arrangement or understanding with Suburban Propane or any Restricted Subsidiary of Suburban Propane unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Suburban Propane or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Suburban Propane;

(3)	is a Person with respect to which neither Suburban Propane nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Suburban Propane or any of its Restricted Subsidiaries.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Supervisors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the holders’ purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations, rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any rulings from the IRS or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary deals only with notes held as capital assets (generally, property held for investment) and is limited to initial holders who purchase the notes for cash in the initial offering at their “issue price” (the first price at which a substantial amount of the notes is sold for money to investors, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of an underwriter, placement agent or wholesaler). This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax considerations (such as estate or gift tax considerations) other than U.S. federal income tax considerations. In addition, this discussion does not address tax considerations applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, including, without limitation: holders subject to the alternative minimum tax; banks; tax-exempt entities; non-U.S. trusts and estates with U.S. beneficiaries; insurance companies; dealers in securities or commodities; traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; financial institutions; U.S. holders whose functional currency is not the U.S. dollar; U.S. holders who hold notes through non-U.S. brokers or other non-U.S. intermediaries; partnerships or other pass-through entities or investors in such entities; U.S. expatriates; persons that will hold the notes as a position in a straddle or as part of a hedging or conversion or other risk reduction transaction; controlled foreign corporations; passive foreign investment companies; or persons deemed to sell the notes under the constructive sale provisions of the Code.

If any entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership considering an investment in our notes, you should consult your own tax advisor.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY OTHER U.S. FEDERAL TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Certain Additional Payments

In certain circumstances (see “Description of the Notes—Optional Redemption” and “Description of the Notes—Repurchase at the Option of Holders—Change of Control”), we may be obligated to pay amounts in excess of the stated interest or principal on the notes. Although the issue is not free from doubt, we believe that the possibility of the payment of such additional amounts does not result in the notes being treated as contingent payment debt instruments under the applicable U.S. Treasury Regulations. Our position is not binding on the IRS. If the IRS takes a contrary position, the U.S. federal income tax consequences summarized herein could be materially and adversely different, including that a holder may be required to treat any gain recognized on a sale or other disposition of the notes as ordinary income rather than as capital gain and accrue ordinary interest income on the notes in excess of stated interest and any otherwise applicable OID. Holders should consult their own tax advisors about the treatment of additional payments that might be made in respect of the notes. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Consequences to U.S. holders

The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a U.S. holder of the notes. The term “U.S. holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the supervision of a court within the United States and that has one or more United States persons with authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

Stated interest

Stated interest on the notes will generally be taxable to you as ordinary income at the time it is received or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Original issue discount

If the stated principal amount of the notes exceeds their issue price (as defined above), the notes will be treated as having been issued with OID for U.S. federal income tax purposes, unless the difference between the issue price and stated principal amount is less than 1/4 of 1% of the stated principal amount multiplied by the number of complete years to maturity. If the notes are issued with OID, then regardless of your method of accounting for U.S. federal income tax purposes, you will be required to include such OID in gross income (as ordinary income) as it accrues (on a constant yield to maturity basis), in advance of the receipt of cash attributable to that income.

The amount of OID, if any, that you must include in income for any taxable year will generally equal the sum of the “daily portions” of OID with respect to the note for each day during such taxable year on which you held that note (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal and interest occurs on the first day or the final day of an accrual period. Generally, the amount of OID allocable to an accrual period is equal to the difference between (1) the product of the “adjusted issue price” of the note at the beginning of the accrual period and its yield to maturity (determined on the basis of a compounding assumption that reflects the length of the accrual period) and (2) the amount of any stated interest allocable to the accrual period. The “adjusted issue price” of a note at the beginning of any accrual period is the sum of the issue price of the note plus the amount of accrued OID, if any, allocable to all prior accrual periods. The “yield to maturity” of a note is the discount rate that, when used to compute the present value of all payments to be made on the note, produces an amount equal to the issue price of the note. Under these rules, you will generally have to include in income increasingly greater amounts of OID in successive accrual periods.

Sale, exchange, retirement, redemption or other taxable disposition of notes

You will generally recognize gain or loss upon the sale, exchange, retirement or redemption or other taxable disposition of a note equal to the difference, if any, between the amount realized upon the sale, exchange, retirement or redemption or other taxable disposition (less any amount attributable to accrued and unpaid stated interest, which will be taxable as interest income as described above) and your adjusted tax basis in the note.

Your adjusted tax basis in a note will generally equal the amount you paid for the note, increased by any OID previously includible in income. Any gain or loss recognized on a disposition of the note generally will be a capital gain or loss. If you are a non-corporate holder and have held the note for more than one year, such capital gain will generally be subject to tax at certain preferential rates. Your ability to deduct capital losses is subject to certain limitations.

Additional Tax on Net Investment Income

An additional 3.8% tax is imposed on the “net investment income” of certain U.S. Holders who are individuals, and on the undistributed “net investment income” of certain estates and trusts, to the extent such income exceeds certain thresholds. Among other items, “net investment income” generally includes interest on the notes and certain net gain from the sale, redemption or other taxable disposition of the notes, less certain deductions.

Consequences to non-U.S. holders

The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a non-U.S. holder of notes. The term “non-U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes, an individual, corporation, trust or estate that is not a U.S. holder.

Payments of interest

Subject to the discussion of backup withholding and FATCA below, the payment to you of interest (which, for purposes of this discussion of non-U.S. holders, includes any OID) on a note that is not effectively connected with a U.S. trade or business generally will not be subject to U.S. federal income or withholding tax provided that:

•	you do not actually or constructively own 10% or more of Suburban Propane Partners, L.P.’s capital or profits interests or 10% or more of the total combined voting power of all classes of Suburban Energy Finance Corp.’s voting stock within the meaning of the Code and applicable U.S. Treasury Regulations;

•	you are not a controlled foreign corporation that is related to Suburban Propane Partners, L.P. or Suburban Energy Finance Corp. as provided in the Code and applicable U.S. Treasury Regulations;

•	you are not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•	either (1) you provide the applicable withholding agent with your name and address on an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, and you certify that you are not a United States person, or (2) a bank, brokerage house or other financial institution that holds the notes on your behalf in the ordinary course of its trade or business certifies to the applicable withholding agent that such holder has received an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from you and furnishes the applicable withholding agent with a copy of the properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable.

If you cannot satisfy the requirements described in the immediately preceding paragraph, payments of interest made to you will be subject to a 30% U.S. federal withholding tax unless you provide us with a properly executed:

•	IRS Form W-8BEN or IRS Form W-8BEN-E claiming an exemption from, or reduction in the rate of, withholding under an applicable income tax treaty; or

•	IRS Form W-8ECI stating that the interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a U.S. trade or business.

If you are engaged in a trade or business in the U.S. and interest on the note is effectively connected with the conduct of that trade or business, you generally will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if you were a U.S. holder, unless you can claim an exemption under an applicable income tax treaty. In addition, if you are a foreign corporation, you may be subject to an additional branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a U.S. trade or business.

Sale, exchange, retirement, redemption or other taxable disposition of the notes

Subject to the discussion of backup withholding and FATCA below, generally, you will not be subject to U.S. federal income or withholding tax with respect to any gain recognized on the sale, exchange, retirement, redemption or other taxable disposition of a note unless:

•	the gain is effectively connected with the conduct by you of a U.S. trade or business; or

•	you are a nonresident alien individual, who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

If a non-U.S. holder’s gain is effectively connected with a U.S. trade or business, the holder generally will be required to pay U.S. federal income tax on the net gain derived from the disposition on a net income basis in the same manner as if it were a U.S. person, unless such non-U.S. holder can claim an exemption under an applicable income tax treaty. If such a non-U.S. holder is a corporation, the holder may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States. If a non-U.S. holder is subject to the 183-day rule described above, the holder generally will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement, redemption or other disposition of the note) exceed certain capital losses allocable to U.S. sources.

Information reporting and backup withholding

U.S. holders

U.S. holders, unless otherwise exempt as noted below, will be subject to information reporting with respect to payments of interest (including any accruals of OID) and the gross proceeds from the sale, exchange, redemption, retirement or other disposition of a note. Backup withholding (at a rate of 28%) may apply to payments of interest (including any accruals of OID) and to the gross proceeds from the sale, exchange, redemption, retirement or other disposition of a note if the U.S. holder:

•	fails to furnish its Taxpayer Identification Number (“TIN”) on an IRS Form W-9 within a reasonable time after we request this information;

•	furnishes an incorrect TIN;

•	is informed by the IRS that it is subject to backup withholding because it previously failed to report interest or dividends properly; or

•	fails, under certain circumstances, to provide a certified statement that the TIN provided is its correct number and that it is not subject to backup withholding.

Certain persons are exempt from information reporting and backup withholding, including corporations. Holders of the notes should consult their own tax advisors as to their qualification for exemption and the procedure for obtaining such exemption.

Backup withholding is not an additional tax. The amount of any backup withholding imposed on a U.S. holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if the required information is timely furnished to the IRS.

Non-U.S. holders

Non-U.S. holders generally will not be subject to backup withholding with respect to payments of interest (including any OID) on the notes if such holder provides the requisite certification on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption from backup withholding. Payments of interest, however, will generally be subject to information reporting requirements.

Payments of the gross proceeds from the sale, exchange, redemption, retirement or other disposition of a note effected by or through a United States office of a broker generally will be subject to backup withholding and information reporting unless the non-U.S. holder certifies as to its non-U.S. status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption.

Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds where the sale is effected outside the United States through a non-U.S. office of a non-U.S. broker and payment is not received in the United States. However, information reporting will generally apply to a payment of disposition proceeds where the sale is effected outside the United States by or through an office outside the United States of a broker that fails to maintain documentary evidence that the holder is a non-U.S. holder or that the holder otherwise is entitled to an exemption, and the broker is:

•	a United States person;

•	a foreign person that has derived 50% or more of its gross income for defined periods from the conduct of a U.S. trade or business;

•	a controlled foreign corporation for U.S. federal income tax purposes; or

•	a foreign partnership (1) more than 50% of the capital or profits interest of which is owned by United States persons or (2) that is engaged in a U.S. trade or business.

Backup withholding is not an additional tax. The amount of any backup withholding imposed on a payment to a non-U.S. holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if the required information is timely furnished to the IRS.

Foreign account tax compliance act

Pursuant to Sections 1471 through 1474 of the Code, the U.S. Treasury Regulations issued thereunder and any official guidance issued pursuant thereto (collectively, “FATCA”), a 30% U.S. federal withholding tax will apply to any interest paid on the notes and on or after January 1, 2019, to the gross proceeds from a sale or other taxable disposition (including a redemption or retirement) of the notes paid to (i) a “foreign financial institution” (within the meaning of Section 1471(d)(4) of the Code) whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution enters into an agreement with the U.S. government to identify, and report information with respect to, certain of its direct and indirect U.S. accountholders and meets certain other specified requirements (or, in certain circumstances, complies with similar reporting requirements of the non-U.S. government in the jurisdiction in which it is organized or located under an intergovernmental agreement between such non-U.S. government and the U.S. government) or (ii) a non-financial foreign entity (within the meaning of Section 1472(d) of the Code) whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity certifies that it does not have any “substantial United States owners” (within the meaning of Section 1473(2) of the Code) or provides certain information regarding the entity’s “substantial United States owners” and such entity meets certain other specified requirements. FATCA withholding generally will apply without regard to whether the beneficial owner of the payment is a U.S. person or would otherwise be entitled to an exemption from imposition of the U.S. federal withholding tax described above in “—Consequences to non-U.S. holders” pursuant to an applicable tax treaty with the United States or U.S. domestic law. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Holders should consult their own tax advisors regarding the possible implications of FATCA and whether it may be relevant to such holder’s purchase, ownership and disposition of the notes.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement between us, on the one hand, and Wells Fargo Securities, LLC as representative of the underwriters named below, on the other hand, each of the underwriters has severally agreed to purchase, and we have agreed to sell to each such underwriter, the aggregate principal amount of notes set forth opposite such underwriter’s name below.

Underwriters	Principal Amount of Notes
Wells Fargo Securities, LLC	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Citizens Capital Markets, Inc.
J.P. Morgan Securities LLC
BNP Paribas Securities Corp.
Capital One Securities, Inc.
HSBC Securities (USA) Inc.
TD Securities (USA) LLC
BB&T Capital Markets, a division of BB&T Securities, LLC

Total		$350,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel for the underwriters and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

The underwriters propose to offer the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering of the notes to the public, the underwriters may change the public offering price. The underwriters may offer and sell notes through certain of their affiliates.

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange. We have been advised by certain of the underwriters that they intend to make a market in the notes, but the underwriters are not obligated to do so and may discontinue market making at any time without notice. We can give no assurance as to the liquidity of, or the trading market for, the notes.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.

Paid by the Issuers
Per Note		%
Total	$

You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of the notes in excess of the aggregate principal amount of the notes to be purchased by the underwriters in this offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of the notes made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Because the Financial Industry Regulatory Authority (“FINRA”) views our common units as interests in a direct participation program, any offering of securities under the registration statement of which this prospectus supplement forms a part will be made in compliance with Rule 2310 of the FINRA Rules.

We expect delivery of the notes will be made against payment therefor on or about                     , 2017, which is the fifth business day following the date of pricing of the notes (such settlement being referred to as T+5). Under Rule 15(c)6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes and the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

We estimate that our total expenses for this offering (excluding underwriting expenses) will be approximately $0.8 million.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, including securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have provided and may in the future provide financial advisory, investment banking and commercial and private banking services in the ordinary course of business to us, for which they receive customary fees and expense reimbursement. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters or their respective affiliates are lenders, and in some cases agents for the lenders, under the Amended Credit Agreement. The underwriters or their respective affiliates may hold 2021 Notes and, as a result, may receive a portion of the net proceeds from this offering to the extent such 2021 Notes are purchased in the Offer or redeemed. In addition, we have retained Wells Fargo Securities, LLC to act as the exclusive dealer manager for the Offer, for which it will receive customary fees and reimbursement of reasonable out-of-pocket expenses.

LEGAL MATTERS

The validity of the notes offered in this prospectus supplement will be passed upon for us by Proskauer Rose LLP, New York, New York. Certain legal matters in connection with the notes offered hereby will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended September 24, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Suburban Propane Partners, L.P.

Suburban Energy Finance Corp.

Senior Debt Securities

This prospectus relates to the offer, from time to time, of senior debt securities of Suburban Propane Partners, L.P. and Suburban Energy Finance Corp. The senior debt securities may be offered for resale in amounts, at prices and on terms to be set forth in one or more accompanying prospectus supplements and may be offered separately or together, or in separate series.

We will offer and sell these senior debt securities to or through one or more underwriters in firm commitment underwritings. This prospectus describes the general terms of our senior debt securities. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering. The prospectus supplement also may add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement and any related free writing prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. You should also read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and our financial statements.

Investing in our debt securities involves risks that are described in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission or in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 12, 2014

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may offer from time to time the senior debt securities described in this prospectus in one or more offerings. Each time we offer securities, we will provide you with this prospectus and a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus and any prospectus supplement, together with any related free writing prospectus, together with the information incorporated by reference, before deciding to invest in our securities.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with additional or different information. No underwriter, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus and the accompanying prospectus supplement constitute an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information appearing in this prospectus, any prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of such document and that any information we have incorporated by reference is accurate only as of its respective date, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual document for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

ABOUT SUBURBAN PROPANE PARTNERS, L.P.

Suburban Propane Partners, L.P., a publicly traded Delaware limited partnership, is a nationwide marketer and distributor of a diverse array of products meeting the energy needs of our customers. We specialize in the distribution of propane, fuel oil and refined fuels, as well as the marketing of natural gas and electricity in deregulated markets. In support of our core marketing and distribution operations, we install and service a variety of home comfort equipment, particularly in the areas of heating and ventilation. We believe, based on LP/Gas Magazine dated February 2014 that we are the third largest retail marketer of propane in the United States, measured by retail gallons sold in fiscal year 2013. As of September 28, 2013, we were serving the energy needs of more than 1.2 million residential, commercial, industrial and agricultural customers through approximately 750 locations in 41 states. Our operations are concentrated in the east and west coast regions of the United States, including Alaska and, as a result of our 2012 acquisition of the retail propane operations formely owned by Inergy, L.P. (the “Inergy Propane Acquisition”), we have expanded our operating territories in the midwest region of the United States. We sold approximately 534.6 million gallons of propane and 53.7 million gallons of fuel oil and refined fuels to retail customers during the year ended September 28, 2013. Together with our predecessor companies, we have been continuously engaged in the retail propane business since 1928.

We conduct our business principally through Suburban Propane, L.P. (the “Operating Partnership”), a Delaware limited partnership, which operates our propane business and assets, and its direct and indirect subsidiaries. Our general partner, and the general partner of our Operating Partnership, is Suburban Energy Services Group LLC (the “General Partner”), a Delaware limited liability company whose sole member is the Chief Executive Officer of the Partnership. Since October 19, 2006, the General Partner has no economic interest in either the Partnership or the Operating Partnership (which means that the General Partner is not entitled to any cash distributions of either partnership, nor to any cash payment upon the liquidation of either partnership, nor any other economic rights in either partnership) other than as a holder of 784 Common Units of the Partnership. Additionally, under the Third Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of the Partnership, there are no incentive distribution rights for the benefit of the General Partner. The Partnership owns (directly and indirectly) all of the limited partner interests in the Operating Partnership. The Common Units represent 100% of the limited partner interests in the Partnership.

We are a publicly traded Delaware limited partnership. Our common units are listed on the New York Stock Exchange and traded under the symbol “SPH.” Our principal executive offices are located at 240 Route 10 West, Whippany, New Jersey 07981, and our phone number is (973) 887-5300. Our internet webpage is located at www.suburbanpropane.com; however, the information in, or that can be accessed through, our webpage is not part of this prospectus.

Unless the context otherwise requires, references in this prospectus to the terms “Partnership,” “Suburban,” “we,” “us,” and “our” are used to refer to Suburban Propane Partners, L.P. and its consolidated subsidiaries, including the Operating Partnership, unless otherwise indicated.

ABOUT SUBURBAN ENERGY FINANCE CORP.

Suburban Energy Finance Corp. is one of our wholly-owned subsidiaries. It has nominal assets and does not and will not conduct any operations or have any employees. It was formed in 2003 for the sole purpose of acting as a co-obligor for our debt securities to allow the investment in our debt securities by certain institutional investors that might not otherwise be able to invest in our securities, either because we are a limited partnership, or by reason of the legal investment laws of their states of organization or their charters.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contains forward-looking statements (“Forward-Looking Statements”) as defined in the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, relating to future business expectations and predictions and financial condition and results of operations of the Partnership. Some of these statements can be identified by the use of forward-looking terminology such as “prospects,” “outlook,” “believes,” “estimates,” “intends,” “may,” “will,” “should,” “anticipates,” “expects” or “plans” or the negative or other variation of these or similar words, or by discussion of trends and conditions, strategies or risks and uncertainties. These Forward-Looking Statements involve certain risks and uncertainties that could cause actual results to differ materially from those discussed or implied in such Forward-Looking Statements (statements contained in or incorporated by reference in this prospectus identifying such risks and uncertainties are referred to as “Cautionary Statements”). The risks and uncertainties and their impact on the Partnership’s results include, but are not limited to, the following risks:

•	The impact of weather conditions on the demand for propane, fuel oil and other refined fuels, natural gas and electricity;

•	Volatility in the unit cost of propane, fuel oil and other refined fuels, natural gas and electricity, the impact of the Partnership’s hedging and risk management activities, and the adverse impact of price increases on volumes as a result of customer conservation;

•	The cost savings expected from the Inergy Propane Acquisition may not be fully realized or realized within the expected time frame;

•	The revenue gained by the Partnership from the Inergy Propane Acquisition may be lower than expected;

•	The costs of integrating the business acquired in the Inergy Propane Acquisition into the Partnership’s existing operations may be greater than expected;

•	The ability of the Partnership to compete with other suppliers of propane, fuel oil and other energy sources;

•	The impact on the price and supply of propane, fuel oil and other refined fuels from the political, military or economic instability of the oil producing nations, global terrorism and other general economic conditions;

•	The ability of the Partnership to acquire sufficient volumes of, and the costs to the Partnership of acquiring, transporting and storing, propane, fuel oil and other refined fuels;

•	The ability of the Partnership to acquire and maintain reliable transportation for its propane, fuel oil and other refined fuels;

•	The ability of the Partnership to retain customers or acquire new customers;

•	The impact of customer conservation, energy efficiency and technology advances on the demand for propane, fuel oil and other refined fuels, natural gas and electricity;

•	The ability of management to continue to control expenses;

•	The impact of changes in applicable statutes and government regulations, or their interpretations, including those relating to the environment and global warming, derivative instruments and other regulatory developments on the Partnership’s business;

•	The impact of changes in tax laws that could adversely affect the tax treatment of the Partnership for income tax purposes;

•	The impact of legal proceedings on the Partnership’s business;

•	The impact of operating hazards that could adversely affect the Partnership’s operating results to the extent not covered by insurance;

•	The Partnership’s ability to make strategic acquisitions and successfully integrate them, including but not limited to Inergy Propane;

•	The impact of current conditions in the global capital and credit markets, and general economic pressures;

•	The operating, legal and regulatory risks that we may face; and

•	Other risks referenced from time to time in filings with the SEC and those factors incorporated by reference into this prospectus under “Risk Factors.”

Some of these Forward-Looking Statements are discussed in more detail in the sections “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” of our periodic reports filed with the Securities and Exchange Commission or in the applicable prospectus supplement. On different occasions, we or our representatives have made or may make Forward-Looking Statements in other filings with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Readers are cautioned not to place undue reliance on Forward-Looking Statements, which reflect management’s view only as of the date made. We undertake no obligation to update any Forward-Looking Statements or Cautionary Statements. All subsequent written and oral Forward-Looking Statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements in this prospectus and in future SEC reports.

Forward-Looking Statements or Cautionary Statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate us. Any investor in Suburban should consider all risks and uncertainties disclosed in our SEC filings, described below under the “Where You Can Find More Information” section of this prospectus, all of which are accessible on the SEC’s website at www.sec.gov. We note that all website addresses given in this prospectus are for information only and are not intended to be an active link or to incorporate any website information into this document.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the specific risk factors described in our Annual Report on Form 10-K for the fiscal year ended September 28, 2013, as well as the other information contained in this prospectus, any prospectus supplement and any related free writing prospectus and the information we have incorporated herein by reference in evaluating an investment in Suburban. See “Where You Can Find More Information.” If any of these risk factors were actually to occur, our business, financial condition, results of operations or prospects could be materially adversely affected. When we offer and sell any securities pursuant to a prospectus supplement, we will include additional risk factors relevant to such securities in such prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Six Months Ended March 29, 2014	Year Ended
		September 28, 2013	September 29, 2012	September 24, 2011	September 25, 2010	September 26, 2009
Ratio of earnings to fixed charges(1)	5.63	1.79	1.05	4.90	4.93	5.06

(1)	For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of the discount on certain of the Partnership’s long-term borrowings, amortization of capitalized debt origination costs, and the estimated interest portion of operating leases (10% of rent expense represents a reasonable approximation of the interest factor).

USE OF PROCEEDS

Unless otherwise indicated to the contrary in an accompanying prospectus supplement, we will use the net proceeds from the sale of securities covered by this prospectus for general partnership purposes, which may include working capital needs, repayment of indebtedness, capital expenditures and acquisitions.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

DESCRIPTION OF THE SENIOR DEBT SECURITIES

The debt securities will be issued from time to time under an indenture and applicable supplemental indenture with respect to any series of debt securities between Suburban Propane Partners, L.P. and Suburban Energy Finance Corp. and The Bank of New York Mellon, as trustee. The indenture and any supplemental indenture are technical documents with terms that have defined meanings. A prospectus supplement will contain a summary of the indenture and applicable supplemental indenture. We urge you to read the indenture, the applicable supplemental indenture and the prospectus supplement describing the particular terms of the debt securities because they, and not this description, define the rights of the debt security holders. The form of indenture is filed as an exhibit to this registration statement.

General

The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms for a particular issuance, which will be described in an accompanying prospectus supplement.

A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, will be filed with the SEC at the time of the offering.

Brief Description of the Senior Debt Securities

The debt securities will:

•	be our unsecured general joint and several obligations;

•	rank senior in right of payment to all of our subordinated indebtedness;

•	rank equally in right of payment with all of our other senior indebtedness;

•	be effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to, the indebtedness of our subsidiaries, including the Operating Partnership and its subsidiaries.

We will pay principal and interest on the debt securities at our office or agency, which we maintain in New York City. At our option, we may make payments of interest by check mailed to the debt security holders at their respective addresses as set forth in the register of debt securities. All payments with respect to global debt securities, however, will be made by wire transfer of immediately available funds to the accounts specified by the holders of the global debt securities. Until otherwise designated by us, our office or agency in New York will be the office of the trustee maintained for payment purposes.

Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

•	the title;

•	the total principal amount offered;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•	the rate at which the debt securities will bear interest, if any, and the interest payment dates;

•	if the debt securities are original issue discount debt securities, the yield to maturity;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

•	any provisions for the payment of additional amounts for taxes;

•	the denominations in which the currency or currency unit of the debt securities will be issuable if other than denominations of $2,000 and integral multiples in excess of $1,000 thereof;

•	the terms and conditions on which we may optionally redeem the debt securities;

•	the terms and conditions on which we may be required to redeem the debt securities;

•	any obligation for us to redeem, purchase or repay the debt securities at the option of a holder upon the happening of an event other than a change of control and certain sales of assets, which are specified in the indenture, and the terms and conditions of redemption, purchase or repayment;

•	the names and duties of any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities; and

•	any other specific terms of the debt securities.

We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form. Unless otherwise provided in the accompanying prospectus supplement, we will issue debt securities denominated in U.S. Dollars and only in denominations of $2,000 and integral multiples in excess of $1,000 thereof.

PLAN OF DISTRIBUTION

We may offer the securities by and through underwriters in firm commitment underwritings.

We will prepare a prospectus supplement and any related free writing prospectus for each offering that will disclose the terms of the offering, including the name or names of any of the underwriters, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting compensation to the underwriters.

Securities offered by this prospectus will be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters without a syndicate. Unless otherwise disclosed in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any are purchased.

If a prospectus supplement so indicates, the underwriters may, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), engage in transactions, including stabilization bids or the imposition of penalty bids, that may have the effect of stabilizing or maintaining the market price of the securities at a level above that which might otherwise prevail in the open market. Underwriters are not required to engage in any of these activities or to continue such activities if commenced.

In compliance with FINRA guidelines, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount. Because the FINRA views our common units as interests in a direct participation program, any offering of securities under the registration statement of which this prospectus supplement forms a part will be made in compliance with Rule 2310 of the FINRA Rules.

We may agree to indemnify underwriters who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.

Certain of the underwriters and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the web sites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

The senior debt securities offered under this prospectus or any applicable prospectus supplement will have no established trading market. Any underwriters to whom such offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered senior debt securities will not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Proskauer Rose LLP in New York, New York. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The Partnership

The financial statements of Suburban Propane Partners, L.P. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 28, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Inergy Propane, LLC

The consolidated financial statements of Inergy Propane, LLC and Subsidiaries at September 30, 2011 and 2010 and for each of the three years in the period ended September 30, 2011 included in the Suburban Propane Partners, L.P. Form 8-K dated May 3, 2012 and incorporated by reference into the accompanying prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy all or any portion of this information at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549 after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like Suburban, who file electronically with the SEC. The address of that site is www.sec.gov.

Our Internet website address is www.suburbanpropane.com. This reference to our website is intended to be an inactive textual reference only. Our website and the information contained therein or connected thereto are not incorporated by reference into this prospectus.

Our common units are listed on the New York Stock Exchange, and reports, proxy statements and other information can be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 to register the senior debt securities to be sold in connection with this prospectus. As permitted by the rules and regulations of the SEC, this prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and the securities offered under this prospectus, reference is made to the registration statement and the attached exhibits and schedules. Although required material information has been presented in this prospectus, statements contained in this prospectus as to the contents or provisions of any contract or other document referred to in this prospectus may be summary in nature and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement and each statement is qualified in all respects by this reference, including the exhibits and schedules filed therewith. You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the cover page of this prospectus or any supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus from the date that we file that document, except for any information that is superseded by subsequent incorporated documents or by information that is contained directly in this prospectus or any prospectus supplement. This prospectus incorporates by reference the documents set forth below that Suburban has previously filed with the SEC and that are not delivered with this prospectus. These documents contain important information about Suburban and its financial condition.

•	Annual Report on Form 10-K for the year ended September 28, 2013, as filed on November 27, 2013.

•	Quarterly Reports on Form 10-Q for the quarterly periods ended December 28, 2013, as filed on February 6, and March 29, 2014, as filed on May 8, 2014.

•	Definitive Proxy Statement, filed with the SEC on March 8, 2012.

•	Definitive Additional Materials to our definitive Proxy Statement, filed with the SEC on May 1, 2012.

•	Current Reports on Form 8-K or 8-K/A dated and filed on the following dates (excluding any information in those documents that is deemed by the rules of the SEC to be furnished and not filed):

Dated	Filed
May 3, 2012 (excluding exhibits 99.2 and 99.3 thereto)	May 3, 2012
August 6, 2012 (excluding exhibit 99.2 thereto)	August 6, 2012
November 14, 2013	November 14, 2013
January 22, 2014	January 23, 2014
January 22, 2014	January 23, 2014
April 28, 2014	April 28, 2014

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information in those documents that is deemed by the rules of the SEC to be furnished and not filed) between the date of this prospectus and the termination of the offering of securities under this prospectus shall also be deemed to be incorporated herein by reference. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents or this prospectus. Please direct your requests to: Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206, Telephone No.: (973) 503-9252, Attention: Investor Relations.

Suburban Propane Partners, L.P.

Suburban Energy Finance Corp.

$350,000,000

    % Senior Notes due 2027

PROSPECTUS SUPPLEMENT

                , 2017

Joint Book-Running Managers

Wells Fargo Securities

BofA Merrill Lynch

Citizens Capital Markets

Citigroup

J.P. Morgan

Co-Managers

BNP PARIBAS

Capital One Securities

HSBC

TD Securities

BB&T Capital Markets